    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2000
                                                      REGISTRATION NO. 333-44946

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                                 MIGRATEC, INC.
              (Exact name of Small Business Issuer in its Charter)
              ----------------------------------------------------


              DELAWARE                                    2721                                 65-0125664
  (State or Other Jurisdiction of             Primary Standard Industrial                   (I.R.S. Employer
   Incorporation or Organization)              Classification Code Number                  Identification No.)

                                   ----------
                                 11494 Luna Road
                                    Suite 100
                            Dallas, Texas 75234-9421
                                 (972) 969-0300
          (Address and telephone number of Principal Executive Offices)

                                   ----------
                               T. Ulrich Brechbuhl
                                 11494 Luna Road
                                    Suite 100
                            Dallas, Texas 75234-9421
                                 (972) 969-0300
            (Name, Address and Telephone Number of Agent for Service)
                                 With a copy to:
                           Ted. S. Schweinfurth, Esq.
                         Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                            Dallas, Texas 75270-2199
                                 (214) 745-5473

                                   ----------

         APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE

Title of each class of         Number of         Proposed maximum       Proposed maximum           Amount of
-----------------------        ---------         ----------------       -----------------          ---------
   securities to be        shares registered    offering price per      offering price (1)     registration fee (2)
   -----------------       -----------------    ------------------      --------------         ----------------
       registered                                    unit (1)
       ----------                                    ----
Common stock, par value                             $1.03125
$.001 per share               69,090,333            $0.70875             $70,066,072.78           $18,497.44

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c)
and (o) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the common stock on August 28, 2000, with respect to 65,421,083 shares, and on
November 10, 2000, with respect to 3,669,250 shares, as reported on the OTC Bulletin Board.

(2) A fee of $17,810.89 was paid with respect to 65,421,083 shares as of August 31, 2000, and $686.55 is paid herewith with respect to 3,669,250 shares.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                 MIGRATEC, INC.


                        69,090,333 Shares of Common Stock

         This prospectus relates to the 69,090,333 shares of Common Stock being registered for possible future resale, from time to time, by certain of our securityholders. Of such shares, 24,554,044 shares are currently outstanding and 44,536,289 shares are reserved for issuance upon exercise of options and warrants that we have granted to these selling securityholders or upon conversion of convertible debt held by these selling securityholders. We will not receive any proceeds from the sale of the shares by these selling securityholders. We may, however, receive up to approximately $3,017,000 in the event all the options and warrants held by the selling securityholders are exercised. Any proceeds we receive from the exercise of the options and warrants will be used for general corporate purposes.



         Our common stock is traded on the OTC Bulletin Board under the trading symbol "MIGR." On November 7, 2000, the closing sale price for our common stock was $0.75.


                                   ----------

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                                   ----------




                THE DATE OF THIS PROSPECTUS IS NOVEMBER 13, 2000.

                                TABLE OF CONTENTS



MIGRATEC.......................................................3
RISK FACTORS...................................................4
A NOTE ABOUT FORWARD-LOOKING STATEMENTS........................6
USE OF PROCEEDS................................................6
PLAN OF DISTRIBUTION...........................................6
SELLING SECURITYHOLDERS........................................8
PRICE RANGE OF COMMON STOCK...................................11
DIVIDEND POLICY...............................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS..................................12
BUSINESS......................................................22
MANAGEMENT....................................................26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................32
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
   PRINCIPAL HOLDERS..........................................33
DESCRIPTION OF CAPITAL STOCK..................................35
LEGAL PROCEEDINGS.............................................35
WHERE YOU CAN FIND MORE INFORMATION...........................35
EXPERTS.......................................................36
INDEX TO FINANCIAL STATEMENTS.................................37

                                    MIGRATEC


         We are a software solutions developer and provider focusing on the automated migration of software written in the C/C++ language from one technological environment to another. Our proprietary technology enables businesses to automate the upgrade or "migration" of their existing software applications to new and more advanced hardware and software platforms more efficiently than through the manual migration processes now widely employed. Ordinarily, software upgrade or migration is a time-consuming and costly manual process requiring the expertise of multiple programmers working on various sections of code simultaneously, normally resulting in inconsistencies and prolonged testing and debugging cycles. By automating the majority of the migration process, businesses can dramatically reduce the cycle time, minimize dependence on scarce skilled labor, and significantly reduce the total cost of migration while increasing the quality of the final product.


         As businesses increase their use of and reliance on e-commerce applications and the Internet in general, the need for migration solutions also increases. We have developed and are continuing to refine our "MigrationSUITE(TM)", a suite of software solutions that can be tailored to automate 32 to 64-bit upgrades, UNIX to UNIX migrations (including Linux, Sun Solaris and IBM AIX), and Unix to NT and NT to Unix migrations. In addition to increased consistency in the process, our technology significantly increases, by as much as 10 to 20 times, the number of lines of code which can be upgraded per day by a programmer as compared to the typical manual migration process.


         We anticipate generating revenue primarily by licensing our software products to both Independent Software Vendors (ISVs) and other businesses. We also plan to license our technology to systems integrators, who would then act as distribution partners by using our solutions to aid in the delivery of their services. We also provide migration and consulting services to end-users using our software products, including through our newly established Migration Center.


         Our principal executive offices are located at 11494 Luna Road, Suite 100, Dallas, Texas 75234-9421, and our telephone number at that address is (972) 969-0300.

                                  RISK FACTORS

         Prospective purchasers of our common stock should consider carefully the factors set forth below, as well as other information contained in this prospectus, before making a decision to invest in our common stock.

WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES IN RECENT YEARS.


         We have incurred substantial operating losses during the first nine months of 2000 and the prior three years. During the first nine months of 2000, we incurred a net loss of $8,835,637 (of which approximately $4,600,000 was a non-cash charge), and for the years ended December 31, 1999, 1998 and 1997 we have incurred net losses of $4,184,078, $3,458,075 and $2,517,606, respectively. There can be no assurance that we will be profitable in the future. Our continued failure to operate profitably may materially and adversely affect the value of our common stock.



         Our losses to date have been funded by loans and equity sales and we will likely need additional financing over the next twelve months.


WE MAY NEED SUBSTANTIAL ADDITIONAL FINANCING TO DEVELOP AND MARKET OUR PRODUCTS.


We may need substantial additional capital over the next twelve months to develop our product line and to aggressively market our new products and services. If we are not able to obtain financing, or obtain financing on terms that we consider acceptable, our development and marketing plans would be materially adversely affected.



OUR BUSINESS IS LARGELY DEPENDENT ON THE INTRODUCTION AND ACCEPTANCE OF THE INTEL(R) ITANIUM(TM) 64-BIT PROCESSOR INTO THE MARKETPLACE. DELAYED OR UNSUCCESSFUL INTRODUCTION OF THIS PRODUCT WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.



         Currently, a portion of our product line and services are for the automated migration of software written for a 32-bit processor to a 64-bit environment. The demand for our 32 to 64-bit migration products and services largely depends on the introduction of the Intel(R) Itanium(TM) 64-bit processor into the market, which is scheduled for the first half of 2001. If the Intel(R) Itanium 64-bit processor is not successfully introduced in the first half of 2001, our results of operations and financial condition would be materially adversely affected.



SLOW DEVELOPMENT OF A MARKET FOR OUR PRODUCTS AND SERVICES WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The demand for our migration products and services depends, among other things, on the introduction and widespread acceptance of new technology requiring migration of existing software programs, and the quantity of source code in such software programs requiring migration. While management believes that such demand exists and will develop, there can be no assurance as to the rate of development of such demand. Slow development of the demand for our products and services would adversely affect our short-term results of operations. If the demand for our products and services develops more slowly than management currently anticipates, we may need to raise additional capital sooner than currently projected to enable us to sustain our operations long enough to achieve profitability.


OUR BUSINESS IS LARGELY DEPENDENT ON ESTABLISHING AND MAINTAINING STRATEGIC RELATIONSHIPS WITH MAJOR TECHNOLOGY COMPANIES. THE LOSS OR FAILURE TO DEVELOP THESE RELATIONSHIPS WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         We currently have strategic relationships with Intel, IBM and Dell Corporation. We depend on these relationships to help us develop products that are compatible with the products of these companies and to introduce us as a migration solutions provider to their key customers. If we fail to establish or maintain developmental and marketing relationships with major technology partners, our results of operations and financial condition would be materially adversely affected.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING OR FUTURE COMPETITORS.

         We currently face competition from manual migration services providers. We are not aware of other providers of our automated migration technology, although no assurance can be given that other companies will not develop technology that is similar or superior to ours.

         Our competitors may have greater name recognition and have, or have access to, substantially greater financial and personnel resources than those available to us.

OUR CURRENT PRODUCTS AND SERVICES MAY BECOME QUICKLY OUTDATED.

         The markets for our products and services are characterized by rapidly changing technology. Accordingly, we believe that our future success depends on our ability to develop new products and services that can meet market needs on a timely basis. There can be no assurance that we will be able to do so, or that we will be able to respond effectively to technological changes introduced by our strategic partners or future competitors.

         If we delay or fail to introduce new products and services, our results of operations and financial condition would be materially adversely affected. Even if we develop timely and successful products and services, there can be no assurance that others will not introduce technology or services that significantly diminish the value of ours or render them obsolete.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL FOR SUCCESSFUL OPERATION OF OUR BUSINESS.

         The operation and development of our business depend greatly on the efforts of our senior management. The loss of services of these key employees could adversely affect us. If we are unable to retain a skilled and cohesive management team, our results of operations and financial condition would be materially adversely affected.

OUR TECHNOLOGY OR INTELLECTUAL PROPERTY MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We use patent-pending technology, but we cannot be certain that our technology and intellectual property does not infringe upon issued patents or other intellectual property rights of others. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our technology without our knowledge. We may be subject to legal proceedings and claims from time to time in the ordinary course of business relating to intellectual property rights.


SUBSTANTIALLY ALL OF OUR OUTSTANDING COMMON STOCK IS FREELY TRADABLE AND MAY BE SOLD INTO THE MARKET AT ANY TIME, AND ANOTHER 69,090,333 SHARES WILL BE FREELY TRADABLE UPON THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT, SUBJECT TO THE TERMS OF EXERCISE OF WARRANTS AND OPTIONS AND THE CONVERSION OF CONVERTIBLE DEBT. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.



         The 69,090,333 shares that will be freely tradable upon effectiveness of this registration statement, subject to the terms of exercise of warrants and options and the conversion of convertible debt, represent an increase in our presently outstanding common stock of approximately 55%. The market price of our common stock could drop significantly if the holders of all of our freely tradable shares sell them or are perceived by the market as intending to sell them.


OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

WE ARE NOT REQUIRED TO MEET OR MAINTAIN ANY LISTING STANDARDS FOR OUR COMMON STOCK TO BE TRADED ON THE OTC BULLETIN BOARD.

         The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTCBB is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be traded on the OTCBB. Our common stock does not presently meet the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to:


o the uncertainties and/or potential delays associated with market introduction and wide-spread acceptance of our products and services;


o   our ability to develop and protect our proprietary products and services;

o   our ability to obtain substantial additional funding;

o   our ability to attract and maintain a skilled and cohesive management group;

o   the advent of new technology; and

o unfavorable changes in economic and industry conditions and/or regulatory requirements.

         You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we are not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. Important factors that could cause our actual results to differ materially from our expectations are discussed under "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of the common stock by the selling securityholders. We may, however, receive up to approximately $3,017,000 in the event all the options and warrants held by the selling securityholders are exercised. We will use the net proceeds we receive from the exercise of options and warrants for working capital and general corporate purposes. Pending any such uses, we intend to invest the net proceeds from option and warrant exercises in short-term, interest-bearing securities or accounts.


                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock described in this prospectus for the selling securityholders named below under the caption "Selling Securityholders." We are registering the common stock to satisfy our obligations under agreements with some of the selling securityholders to register their common stock so that their shares will be freely tradable and to provide our affiliates with freely tradable shares of our common stock. We are unaware of any selling securityholders with plans to sell their holdings of the Company's common stock. Subject to the limitations on the use of this prospectus described below, the "selling securityholders" also includes persons who receive shares as a gift from a selling securityholder, commonly known as donees, and persons who receive shares from a selling securityholder as collateral to secure a loan, commonly known as pledgees, selling shares received from a named selling securityholder after the date of this prospectus.

         All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling securityholders. Sales of the shares may be made by selling securityholders from time to time in one or more types of transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. We are not aware of any selling securityholders having entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling securityholders.

         The selling securityholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling securityholder, including in connection with distributions of the common stock by such broker-dealers. The selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer such shares. The selling securityholders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.


         Certain selling securityholders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify some of the selling securityholders for liabilities they incur for selling their shares using this prospectus, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their shares against certain liabilities, including liabilities arising under the Securities Act.



         Because certain selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, those selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. The anti-manipulative rules under the Securities Exchange Act, including Regulation M, may apply to their sales in the market.


         Selling securityholders also may resell all or a portion of their common stock in open market transactions in reliance upon the SEC's Rule 144, provided they meet the criteria and conform to the requirements of such Rule.

         Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of such selling securityholder's shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus disclosing the name of each such selling securityholder and of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and the other facts material to the transaction. In addition, upon our being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         Sales of a substantial number of shares of the common stock in the public market by the selling securityholders or even the potential of such sales could adversely affect the market price for our common stock, which could have a direct impact on the value of the shares being offered by the selling securityholders.

                             SELLING SECURITYHOLDERS


         The following table sets forth the name, number of shares of common stock and the number of shares underlying the warrants, options and convertible debt owned by each selling securityholder, based on the number of shares of common stock, warrants, options and convertible debt held on November 7, 2000. Because the selling securityholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling securityholder or that may be subsequently owned by any selling securityholder.


         The shares offered by this prospectus may be sold from time to time by the selling securityholders named below.


                                                       (COMMON STOCK UNDERLYING)
                                               ----------------------------------------
                                               CONVERTIBLE                                     COMMON          TOTAL SHARES
NAME                                           DEBT             WARRANTS        OPTIONS        STOCK            REGISTERED
----                                           ------------     --------        -------       ---------        ------------
Allman, Pierce M. .........................                      80,000                                           80,000
Atlas, Pearlman, Trop & Borkson P.A.(1) ...                                                      71,429           71,429
Baldwin, Glenn ............................                       8,000                          40,000           48,000
Barretti, Philip ..........................                                                     152,858          152,858
Boutcher, Daniel ..........................                                                      33,500           33,500
Brown, Chris ..............................                       8,000                          40,000           48,000
Brown, Larry ..............................                       3,200                          16,000           19,200
Brodsky, Fred .............................                     280,000                         200,000          480,000
Bruce, Carl and Tracie ....................                       2,400                                            2,400
Bruce, Richard ............................                       4,000                                            4,000
Burke, Douglas ............................                       2,000                                            2,000
Cabe, Thomas ..............................                   1,196,800                       5,984,000        7,180,800
Campbell, Matthew .........................                                                     250,000          250,000
Carpenter, James R. .......................                                                      71,429           71,429
Craig, James E. ...........................                                                      71,429           71,429
David, Leslie W. ..........................                                                     191,429          191,429
Dews, Richard G. ..........................                                                     600,000          600,000
Dreher Living Trust(2) ....................                                                      60,000           60,000
EAI Partners, Inc.(3) .....................                                    4,570,281      1,333,333        5,903,614
Feldman, Richard ..........................                                                     214,287          214,287
Fialkow, Frederick H. .....................                                                      71,429           71,429
Franklin, John W. .........................                     160,000                         800,000          960,000
Friedman, Richard .........................                                                     285,716          285,716
Gellis, Henry .............................                                                     181,000          181,000
GHK Corporation(4) ........................                                                   1,013,500        1,013,500
Gray, George D. ...........................                                                       8,000            8,000
Gray, Richard .............................                                      250,000      2,070,000        2,320,000
Grover, Paul ..............................                       4,000                                            4,000
Haberman, James ...........................                                                      71,429           71,429
Hefner, C.R., Jr. .........................                      80,000                                           80,000
Helfan, Robin .............................                                                      35,715           35,715

----------

(1)      The ultimate beneficial owners of these securities are Charles Pearlman and James Schneider.

(2)      The ultimate beneficial owner of these securities is Steve Dreher.

(3)      The ultimate beneficial owner of these securities is Milton Barbaroush.

(4)      The ultimate beneficial owner of these securities is Robert S. May.


                                    CONVERTIBLE                                     COMMON          TOTAL SHARES
NAME                                 DEBT            WARRANTS        OPTIONS        STOCK            REGISTERED
----                                ------------     --------        -------       ---------        ------------
Helmbrist Investments Ltd.(5) .....                                                   71,429           71,429
Henning, Han ......................                                                  142,858          142,858
Innovative Research Associates,
  Inc.(6) .........................                                                   35,000           35,000
Irish, Charles F., Jr. ............                                                  120,000          120,000
Jackson, Reta .....................                     5,000                         25,000           30,000
Jansson, Anders ...................                                                   71,429           71,429
Johnston, Lance ...................                   240,000                                         240,000
Karlin, Maurice J. ................                                                   71,429           71,429
Knighton, Maurice H. ..............                     8,000                                           8,000
Landau, Frances S. Trust(7) .......                                                  214,287          214,287
Lay, H. Ward ......................                   160,000                        800,000          960,000
Lee, Jiin Jen .....................                                                   71,429           71,429
Light, Larry & Bruce ..............                                                   71,429           71,429
MJ Capital Partners(8) ............                   100,000                        140,000          240,000
MT Partners, L.P.(9) ..............  15,800,000     3,160,200                                      18,960,200
MacPhee, Larry ....................                    60,000                                          60,000
Manchester, Jeffrey C. ............                                                   96,429           96,429
Mannix, J. Stephen ................                     8,000                                           8,000
Markowitz, Jeffrey ................                                                  285,716          285,716
Masonwood Development(10) .........                   160,000                                         160,000
Mercury Fund No. 1, Ltd.(11) ......  14,200,000     2,839,800                                      17,039,800
Meredith, Joy .....................                     8,000                         40,000           48,000
Murfin, Steven J. .................                                                   50,000           50,000
Myers, Mark C. ....................                    32,000        225,000         173,000          430,000
Noble Investment Company(12) ......                                                  704,878          704,878
Norris, Darell F. .................                    20,000                        242,858          262,858
Norris Family Trust(13) ...........                    20,000                                          20,000
Overstreet, John V. ...............                                                   96,000           96,000
Phoenix Energy Companies,
Inc.(14) ..........................                                                3,500,000        3,500,000
Plimpton, Leslie ..................                                                    2,400            2,400
Pollock, Thomas L. & Barbara L. ...                                                   35,714           35,714
Pyrenees Capital Ltd.(15) .........                                                  142,858          142,858
Richards, Glenn and Bernita .......                    31,000                        155,000          186,000
Rothman, Norman ...................                                                   71,429           71,429
Rothman, Norman & Caryl ...........                                                   71,429           71,429
Rooney, Patrick G. ................                    71,429                                          71,429
Rowan, Marcus A. ..................                   160,750                      1,300,000        1,460,750
Russell Post Properties(16) .......                                                   71,429           71,429
Schaufele, Louis J. ...............                                                   40,000           40,000
Schrock, Omer .....................                    71,429                                          71,429
Schubert, Dennis D. ...............                                                   35,715           35,715
Schwartz, Armond G., Jr. ..........                    20,000                        100,000          120,000
Singer, Daniel ....................                                                    3,200            3,200
Sohm, Henry J. ....................                                                    6,000            6,000
Strehli, Charles L. ...............                    19,200                                          19,200
Swirsky, Benjamin .................                                                  197,500          197,500
TDF Management(17) ................                                                   71,429           71,429
Van Burkleo Grantor Trust(18) .....                                                   96,000           96,000

----------

 (5)     The ultimate beneficial owner of these securities is E. M. Hershenfield.

 (6)     The ultimate beneficial owner of these securities is Thomas M. Dean.

 (7)     The ultimate beneficial owner of these securities is Theodore K. Landau.

 (8)     The ultimate beneficial owner of these securities is Thomas A. Montgomery.

 (9)     The ultimate beneficial owner of these securities is Marshall Payne.

(10)     The ultimate beneficial owner of these securities is James W. Meredith.

(11)     The ultimate beneficial owner of these securities is Kevin C. Howe.

(12)     The ultimate beneficial owner of these securities is Nico Pronk.

(13)     The ultimate beneficial owners of these securities are Darell F. Norris and Thordis M. Norris.

(14)     The ultimate beneficial owner of these securities is Thomas Cabe.

(15)     The ultimate beneficial owner of these securities is Andre Desaulniers.

(16)     The ultimate beneficial owner of these securities is Russell A. Post.


                                    CONVERTIBLE                                COMMON           TOTAL SHARES
NAME                                    DEBT        WARRANTS        OPTIONS     STOCK            REGISTERED
----                                ------------    --------        -------   ----------        ------------
Varel, Mark ................                         12,800                                         12,800
Vervack, James .............                                                      50,000            50,000
Wahlin, Lars ...............                                                     142,858           142,858
Watson, Deane C., Jr. ......                         25,000         250,000      400,000           675,000
Watson Family Trust (19) ...                        100,000                      200,000           300,000
Whiddon, Lonnie L. .........                         80,000                      400,000           480,000
Zhuang, Fei ................                                                      71,429            71,429
                                   ----------     ---------       ---------   ----------        ----------
                                   30,000,000     9,241,008       5,295,281   24,554,044        69,090,333
                                   ----------     ---------       ---------   ----------        ----------

--------------------

(17)     The ultimate beneficial owner of these securities is Harrison Fortney.

(18)     The ultimate beneficial owners of these securities are James Van Burkleo and Dorinda Van Burkleo.

(19)     The ultimate beneficial owner of these securities is Deane C. Watson, Jr.



                           PRICE RANGE OF COMMON STOCK

         The common stock is quoted and traded on a limited and sporadic basis on the OTC Bulletin Board operated by The Nasdaq Stock Market, Inc. under the trading symbol "MIGR." The limited and sporadic trading does not constitute, nor should it be considered, an established public trading market for the common stock. The following table sets forth the high and low closing bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board, Nasdaq Trading and Market Services. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The approximate number of holders of record of our common stock on November 7, 2000 was 820.



                                        HIGH       LOW
                                       -----------------
                                            (in $)
YEAR ENDED DECEMBER 31, 1998
      First Quarter                    0.7200    0.3400
      Second Quarter                   0.6000    0.3125
      Third Quarter                    0.4000    0.1900
      Fourth Quarter                   0.2800    0.1600
YEAR ENDED DECEMBER 31, 1999
      First Quarter                    0.5000    0.1150
      Second Quarter                   0.4200    0.1450
      Third Quarter                    0.3900    0.0950
      Fourth Quarter                   0.3200    0.1700
YEAR ENDING DECEMBER 31, 2000
      First Quarter                    3.2813    0.2900
      Second Quarter                   2.6875    0.7188
      Third Quarter                    1.4688    0.8750


                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends or distributions on our common stock during the past two fiscal years or during 2000. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. The declaration of dividends in the future will be determined by our Board of Directors based upon earnings, financial condition, capital requirements and other relevant factors.

         Pursuant to the shareholders agreement between MigraTEC and certain shareholders, dated as of January 25, 2000, we may not declare or pay dividends, or make any distribution with respect to, our capital stock without the approval of 70% of the members of our Board of Directors.

         Our agreement with MJ Capital Partners III, L.P., dated November 16, 1998, restricts our ability to declare or pay any dividends as long as any obligation under the agreement remains outstanding. We are currently making monthly payments of principal and interest under the agreement, which is scheduled to be paid in full by December 31, 2000 under the current payment terms.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our consolidated financial statements and related notes and the other financial information included elsewhere in this prospectus.



                      3RD QUARTER ENDED SEPTEMBER 30, 2000



RESULTS OF OPERATIONS





Management believes that the net loss for the quarter ended September 30, 2000 was primarily due to the Company's focus on development activities which did not produce significant revenue but which, nevertheless, allowed MigraTEC to significantly develop its upgraded 32 to 64-bit migration technology as well as enhance other automated migration tools. Management believes that its development activities positioned MigraTEC for the introduction of its technology into the market during the latter part of 2000.

A portion of MigraTEC's product line and services are designed for use with the Intel(R) Itanium(TM) 64-bit processor. On April 17, 2000, subsequent to over six months of testing of MigraTEC's 32 to 64-bit upgrade technology by Intel, MigraTEC entered into a software license agreement with Intel. Under the terms of the agreement, MigraTEC granted a royalty-free license to use its migration software products to Intel for internal use. The license is perpetual, but may be terminated by MigraTEC after 12 months upon 90 days' notice. The agreement allows Intel to use MigraTEC's technology at Intel's Application Support Centers to educate independent software vendors on the use and application of the technology. The agreement also requires Intel and MigraTEC to use their best efforts to create and execute a joint marketing plan related to the introduction and dissemination of MigraTEC's technology. The implementation of the joint marketing plan is intended to include website links, training, press releases, industry event participation and testimonials.

The demand for MigraTEC's 32 to 64-bit migration products and services largely depends on the introduction of the Intel(R) Itanium(TM) 64-bit processor, which was originally expected in the early fall of 2000. During the quarter ended September 30, 2000, Intel released an earnings report announcing that introduction of the Itanium(TM) 64-bit processor would be delayed until the first half of 2001. MigraTEC's management believes that this delay will result in a similar delay in the demand for MigraTEC's initial products and services, but will not substantially impact the longer term potential market for the Company's products and services. However, if the Intel(R) Itanium(TM) 64-bit processor is not successfully introduced in the first half of 2001, MigraTEC's results of operations and financial condition will be materially adversely affected.

In May 2000, MigraTEC entered into a consulting agreement with Dell to provide migration technology expertise, migration process expertise, process consultation services and Migration Workbench technology to a minimum of ten Dell precision Workstation Independent Software Vendors ("ISVs") and customers. This agreement provides these ISVs and customers the opportunity to upgrade an initial software application to the 64-bit Intel Itanium platform using MigraTEC's technology. The initial applications represent only a small fraction of the total code needing to be migrated. MigraTEC believes that the Company will have the opportunity to contract with these ISVs and customers to upgrade a significant number of additional applications as a result of this agreement.

During the second quarter of 2000, MigraTEC also began working with IBM's Monterey development team to adapt MigraTEC's software migration technology to provide an automated path for migrating 32-bit applications to the 64-bit Monterey environment. Management believes that this is the first step in introducing MigraTEC's software migration technology to IBM's ISVs and the UNIX marketplace.

During the third quarter of 2000, as part of MigraTEC's efforts to prepare for future growth and increased market visibility, managerial responsibilities were realigned. The Company's Chief Financial Officer, T. Ulrich Brechbuhl, assumed the additional responsibilities of President of the Company, allowing the Chief Executive Officer, W. Curtis Overstreet, to focus his attention increasingly on external constituencies.

THREE MONTHS ENDED SEPTEMBER 30, 2000, COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1999

REVENUES

For the third quarter ended September 30, 2000, the Company's revenues decreased by approximately 77% to $63,000, as compared to $279,267 for the third quarter ended September 30, 1999. Management believes that this decrease is attributable to the Company shifting its strategic focus from selling Y2K products in 1999 to development of its new technology. In the third quarter of 2000, the Company recognized $60,000 of revenues as a result of its Dell consulting contract. The balance of revenues in the third quarter of 2000 are from deferred software maintenance fees associated with a 1999 Y2K software contract.

COSTS AND EXPENSES

The Company's total costs and expenses increased by approximately 13% to $1,712,915 during the third quarter of 2000, as compared to $1,514,757 for the third quarter of 1999.

The majority of the Company's costs and expenses are related to compensation costs. The Company's operating expenses were higher in the third quarter of 2000 as compared to the third quarter of 1999 because the Company employed 44 individuals during the third quarter of 2000, as compared to 26 individuals in the third quarter of 1999.

Costs of revenues decreased approximately 48% to $22,052 during the third quarter of 2000, as compared to $42,120 for the third quarter of 1999. Costs of revenues in 2000 and 1999 consist of personnel costs and benefits directly attributable to the associated revenues. This decrease is a result of the Company's change in focus from selling and servicing its Y2K product to selling and marketing its software migration technology.

Selling and marketing expenses increased approximately 194% to $326,614 during the third quarter of 2000, as compared to $15,980 for the third quarter of 1999. This increase is a result of the Company's change in focus from selling and servicing its Y2K product to selling and marketing its software migration technology.

Research and development expenses increased approximately 78% to $669,997 during the third quarter of 2000, as compared to $377,047 for the third quarter of 1999. This increase was the result of the Company's change in focus from selling and servicing its Y2K product to developing its software migration technology.

General and administrative expenses decreased 38% to $694,252 during the third quarter of 2000, as compared to $1,119,610 for the third quarter of 1999. The decrease in general and administrative expenses in 2000, as compared to 1999, was due to an expense of $706,500 incurred in the third quarter of 1999 as a result of a settlement with EAI Partners, Inc. ("EAI"). In August, 1999, the Company entered into a stock option agreement in settlement and replacement of a prior stock option agreement entered into by the Company and EAI during November, 1996. The decrease in general and administrative expenses was partially offset by an increase in (i) legal and accounting fees, which increased $102,492 (ii) insurance, which increased $42,453 (iii) director fees, which increased $23,500 and (iv) SEC filing fees, which increased $17,811. In the nine months ended September 30, 2000, the Company issued options to purchase an aggregate of 3,740,000 shares of common stock to directors, officers and employees, some of which with exercise prices less than the fair market value at the date of grant. The aggregate excess of the fair market value as compared to the exercise price at the date of grant was deferred and will be amortized as compensation expense over the respective vesting periods. The amount amortized as compensation expense in the third quarter of 2000 was $204,688. In the first nine months of 1999, the Company did not issue any stock options to directors, officers or employees which were exercisable at prices below fair market value at the date of grant, and the Company did not have any deferred compensation expense from previous grants.

INTEREST AND FINANCING EXPENSE

The Company's interest and financing expense decreased to $10,315 during the third quarter of 2000, as compared to $62,194 for the third quarter of 1999. Interest expense decreased to $10,315 during the third quarter of 2000, as compared to $56,187 for the third quarter of 1999. Interest expense decreased between these two periods because the Company had $92,197 of interest-bearing debt outstanding at September 30, 2000, as compared to $1,088,905 at

September 30, 1999. Since September 30, 1999, the majority of this debt was either repaid in the first quarter of 2000 or converted into common stock of the Company in the fourth quarter of 1999. Financing fees decreased 100% to $0 during the third quarter of 2000, as compared to $6,007 for the third quarter of 1999. Financing fees in the third quarter of 1999 represent the amortized portion of fees paid in connection with issuance of debt in prior years. This debt was converted into common stock of the Company in 1999.

OTHER INCOME AND EXPENSE

Other income in the third quarter of 2000 increased to $24,666, as compared to $64 in the third quarter of 1999. In 2000, the Company was able to invest in short-term interest-bearing investments using funds received from the $3,750,000 private placement in the first and second quarters of 2000.

PROVISION FOR INCOME TAXES

As a result of operating losses for 2000 and 1999, the Company has not had a federal income tax obligation. No tax benefit has been recorded due to the uncertainty that the Company will generate sufficient taxable income during the carry forward period to realize the benefit of the net deferred tax asset. The carry forward period will expire in 2014.

EXTRAORDINARY EXPENSE

In July, 1999, the Company had senior secured promissory notes outstanding that were in default at maturity. The Company successfully restructured $720,572 of this debt with conversions of this debt into common stock of the Company. In connection with the conversion of the senior secured promissory notes to equity and extension of the term of the related warrants, the Company recognized a restructuring expense of $318,023 as an extraordinary expense in the third quarter of 1999.

NET LOSS

For the third quarter ended September 30, 2000, the Company incurred a net loss of $1,635,564 or $0.0203 per share, as compared with a net loss of $1,615,643 or $0.0296 per share for the third quarter ended September 30, 1999.

NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1999

REVENUES

For the nine months ended September 30, 2000, the Company's revenues decreased by approximately 91% to $69,000, as compared to $749,492 for the first nine months of 1999. In 2000, the Company recognized $60,000 of revenues as a result of its Dell consulting contract. The balance of revenues in 2000 are from deferred software maintenance fees associated with a 1999 Y2K software contract.

COSTS AND EXPENSES

The Company's total costs and expenses increased by approximately 55% to $5,106,270 during the first nine months of 2000, as compared to $3,304,561 for the first nine months of 1999.

The majority of the Company's costs and expenses are related to compensation costs. The Company's operating expenses were significantly higher in the first nine months of 2000 as compared to the first nine months of 1999 because the Company employed 44 individuals during the first nine months of 2000, as compared to 26 individuals in the first nine months of 1999.

Costs of revenues decreased approximately 83% to $22,052 during the third quarter of 2000, as compared to $130,080 for the third quarter of 1999. Costs of revenues in 2000 and 1999 consist of personnel costs and benefits directly attributable to the associated revenues. This decrease is a result of the Company's change in focus from selling and servicing its Y2K product to selling and marketing its software migration technology.

Selling and marketing expenses increased approximately 141% to $629,372 during the first nine months of 2000, as compared to $261,673 for the first nine months of 1999. This increase is a result of the Company's change in focus from selling and servicing its Y2K product to selling and marketing its software migration technology.

Research and development expenses increased approximately 70% to $1,820,978 during the first nine months of 2000, as compared to $1,074,312 for the first nine months of 1999. This increase was the result of the Company's change in focus from selling and servicing its Y2K product to developing its software migration technology.

General and administrative expenses increased 43% to $2,633,868 during the first nine months of 2000, as compared to $1,838,496 for the first nine months of 1999. The increase was due generally to the following: (i) legal and accounting fees, which increased $333,782 (ii) insurance, which increased $64,173 (iii) director fees, which increased $60,000 and (iv) SEC filing fees, which increased $17,611. In the first nine months of 2000, the Company issued options to purchase an aggregate of 3,740,000 shares of common stock to directors, officers and employees, some of which with exercise prices less than the fair market value at the date of grant. The aggregate excess of the fair market value as compared to the exercise price at the date of grant was deferred and will be amortized as compensation expense over the respective vesting periods. The amount amortized as compensation expense in the first nine months of 2000 was $909,584. In the first nine months of 1999, the Company did not issue any stock options to directors, officers or employees which were exercisable at prices below fair market value at the date of grant, and the Company did not have any deferred compensation expense from previous grants. The increase in general and administrative expenses in 2000, as compared to 1999, was partially offset by an expense of $706,500 incurred in the third quarter of 1999 as a result of a settlement with EAI described above.

INTEREST AND FINANCING EXPENSE

The Company's interest and financing expense increased to $3,856,977 during the first nine months of 2000, as compared to $347,571 for the first nine months of 1999. Interest expense increased to $3,825,962 during the first nine months of 2000, as compared to $176,471 for the first nine months of 1999. For the first nine months of 2000, the Company recorded $3,750,000 of interest expense in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." The expense recorded relates to the convertible secured promissory notes payable and related warrants issued with a conversion price below the market price of the Company's common stock at the date of issuance. Financing fees decreased 82% to $31,015 during the first nine months of 2000, as compared to $171,101 for the first nine months of 1999. Financing fees in the first nine months of 1999 represent the amortized portion of fees paid in connection with issuance of debt in prior years. This debt was converted into common stock of the Company in 1999.

OTHER INCOME AND EXPENSE

Other income in the first nine months of 2000 increased to $58,610, as compared to $245 in the first nine months of 1999. In 2000, the Company was able to invest in short-term interest-bearing investments using funds received from the $3,750,000 private placement in the first and second quarters of 2000.

PROVISION FOR INCOME TAXES

As a result of operating losses for 2000 and 1999, the Company has not had a federal income tax obligation. No tax benefit has been recorded due to the uncertainty that the Company will generate sufficient taxable income during the carry forward period to realize the benefit of the net deferred tax asset. The carry forward period will expire in 2014.

EXTRAORDINARY EXPENSE

In July, 1999, the Company had senior secured promissory notes outstanding that were in default at maturity. The Company successfully restructured $720,572 of this debt with conversions of this debt into common stock of the Company. In connection with the conversion of the senior secured promissory notes to equity and extension of the term of the related warrants, the Company recognized a restructuring expense of $318,023 as an extraordinary expense in the third quarter of 1999.

NET LOSS

For the nine months ended September 30, 2000, the Company incurred a net loss of $8,835,637 or $0.1123 per share, as compared with a net loss of $3,220,418 or $0.065 per share for the nine months ended September 30, 1999.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used by operating activities was $3,877,382 for the first nine months of 2000 and $1,737,825 for the first nine months of 1999, which resulted from the operating loss, decreased by net changes in assets and liabilities and non-cash expenses and income of $4,958,255 for the first nine months of 2000 and $1,482,593 for the first nine months of 1999.

At September 30, 2000, the Company had working capital of $294,475, as compared to a working capital deficit of $1,394,471 at December 31, 1999.

At September 30, 2000, the Company had cash of $934,973 and outstanding accounts receivable of $127,149.

At September 30, 2000, the Company's outstanding debt obligations included (i) $3,750,000 in convertible debt held by two investors, (ii) $61,636 in a note payable to an investor and (iii) $30,561 in a note payable relating to a settlement with a former employee.

In the first nine months of 2000, the Company received net proceeds of $4,961,909 from financing activities. The Company received $2,128,152 in connection with the issuance of common stock, and $3,750,000 in proceeds from convertible debt from two investors. The cash proceeds were offset by $916,243 expended for the repayment of principal of short-term loans from various investors, directors, an officer and obligations under a capital lease.

The Company had substantial operating losses during the first nine months of 2000 and the prior three years. The Company began active operations in January 1991, and while the Company has experienced certain periods of profitability since inception, it has sustained substantial losses in recent years. For the first nine months of 2000, the Company incurred a net loss of $8,835,637, and for the years ended December 31, 1999, 1998, and 1997, the Company incurred net losses of $4,184,078, $3,458,075 and $2,517,606, respectively. At September 30,
2000 and December 31, 1999, the Company had accumulated deficits of $20,473,824 and $11,638,187, respectively.

In January, 2000, the Company entered into a private placement agreement that has provided it with $3,750,000 as of September 30, 2000, which is the maximum funding under this agreement. Management believes that the proceeds from this private placement and anticipated operating revenues will meet working capital requirements into the fourth quarter of 2000. The Company plans to raise additional capital in the latter part of 2000 to fund expanded sales and marketing as well as development efforts and continued operations. MigraTEC may need substantial additional capital over the next twelve months to develop and aggressively market its new products and services. Results of operations in the future will be influenced by numerous factors including, but not limited to:

o internal technological developments and those of the Company's technology partners, such as Intel, IBM and Dell;

o the successful introduction of the Intel(R)Itanium(TM)64-bit processor in the first half of 2001;

o    rapid and wide-spread adoption of automated migration technology;

o further development and protection of the Company's proprietary software products and services;

o expansion of the Company's marketing program and market acceptance of its products and services;

o capacity to further identify the Company as a migrations solutions provider;

o the Company's ability to control increases in expenses associated with sales growth and other costs;

o    the availability of substantial additional funding; and

o the Company's ability to attract and maintain a skilled and cohesive management group.

YEAR ENDED DECEMBER 31, 1999

RESULTS OF OPERATIONS

         Management believes that the net loss for the year ended December 31, 1999 was primarily due to our focus on development activities which were not revenue producing but which nevertheless allowed MigraTEC to complete principal development of our upgraded 32 to 64-bit migration technology as well as enhancement of other automated migration tools. Management believes that this development activity has positioned MigraTEC for the introduction of our technology into the market during the latter part of 2000.

YEAR ENDED DECEMBER 31, 1999, COMPARED TO YEAR ENDED DECEMBER 31, 1998

REVENUES

         During 1999, our revenues decreased by approximately 38% to $905,179, compared to $1,454,150 for 1998. This decrease is attributable to our shift in strategic focus from selling Y2K products to development of our new technology.

OPERATING EXPENSES

         MigraTEC's total operating expenses decreased by approximately 12% to $4,178,175 during 1999, compared to $4,741,330 for 1998. Salaries and benefits decreased by approximately 15% to $2,030,324 during 1999, compared to $2,395,000 for 1998 as a result of workforce reduction associated with the shift in our business focus. Contract labor costs decreased approximately 43% to $685,974 during 1999, compared to $1,201,502 for 1998 as a result of the workforce reduction previously described. General and administrative expenses decreased approximately 38% to $648,032 during 1999, compared to $1,038,247 for 1998, primarily due to a reduction in legal and professional fees of approximately 74% to $107,682 during 1999, compared to $409,206 for 1998. During 1998, we incurred significant legal fees and costs associated with a settlement with its former CEO.

         Decreases in expenses in 1999 were partially offset by an expense of $706,500 incurred in 1999 from a settlement with EAI Partners, Inc. ("EAI"). In August, 1999, MigraTEC entered into a new stock option agreement which entitles EAI to purchase our common stock. The new agreement was in settlement and replacement of a prior stock option agreement entered into by MigraTEC and EAI during November, 1996.

         In 1999, we charged off two accounts receivable, totaling $43,303, the majority of which related to a Y2K contract for a foreign entity. Additionally, MigraTEC's majority owned foreign subsidiary, One Up Computer Services, Ltd. ("One Up, Ltd.") ceased operations in 1997, and a $36,808 reserve for the assets of One Up, Ltd. was provided for in 1999.

         Selling and marketing expenses decreased approximately 74% to $27,234 during 1999, compared to $104,856 for 1998. This decrease is a result of our change in focus from selling and servicing our Y2K product to developing our migration technology.

INTEREST AND FINANCING EXPENSE

         Our interest and financing expense increased by approximately 11% to $415,292 during 1999, compared to $374,317 for 1998. The two components of this expense are interest expense and financing fees. Interest expense remained relatively constant between 1999 and 1998 ($228,299 and $234,534, respectively), but financing fees increased approximately 34% to $186,993 during 1999, compared to $139,783 for 1998. This increase in financing fees is due to MigraTEC issuing significantly more warrants and decreasing the exercise price of those warrants to obtain short-term financing for its operations.

OTHER INCOME AND EXPENSE

         Other income and expense in 1999 was a net income of $279, as compared to a net expense of $79,577 in 1998. We incurred a loss in 1998 of $93,486 from the disposal and abandonment of certain furniture and equipment.

PROVISION FOR INCOME TAXES

         As a result of operating losses for 1999 and 1998, we have not had a federal income tax obligation. During the year ended December 31, 1999, MigraTEC incurred a net operating loss for federal tax purposes of approximately $4,043,000. No tax benefit has been recorded due to the uncertainty that we will generate sufficient taxable income during the carry forward period to realize the benefit of the net deferred tax asset. The net operating loss carryover for the year ended December 31, 1999, will expire in 2014. We have aggregate net operating loss carry-forwards for federal tax purposes totaling approximately $10,968,000, which will expire between 2010 and 2014.

EXTRAORDINARY ITEMS

         In 1999, we incurred a loss of $496,069 related to the restructure of our senior secured promissory notes. These notes were in default at maturity in 1999. We successfully restructured this debt with conversions of this debt into our common stock at $0.125 per share. Additionally, the exercise price for warrants associated with this debt was reduced from $0.35 per share to $0.20 per share, and the expiration date was extended one year to July 2001.

         We recognized a gain of $282,999 in 1998 related to the forgiveness of debt. This gain relates to reduction in amounts due to various vendors through renegotiations of terms.

NET LOSS

         For the year ended December 31, 1999, we incurred a net loss of $4,184,078 or $0.079 per share, as compared with a net loss of $3,458,075 or $0.086 per share for the year ended December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used by operating activities was $2,339,753 for 1999, which resulted from the operating loss, decreased by net changes in assets and liabilities and non-cash expenses and income of $1,844,325. This compares to net cash used by operating activities of $3,611,131 for 1998, which resulted from the operating loss increased by net changes in assets and liabilities and non-cash expenses and income of $153,056.

         At December 31, 1999, we had a net working capital deficit of $1,394,471, compared to a net working capital deficit of $1,491,000 at December 31, 1998.

         At December 31, 1999, we had cash of $1,417 and $160,700 in outstanding accounts receivable.

         At December 31, 1999, our outstanding debt obligations included (i) $273,341 in short-term loans (net of $19,159 unamortized discount) (ii) $56,165 in other notes payable relating to settlements with a vendor and a former employee, (iii) $532,545 in advances from outside investors, (iv) $61,503 due to consultant for services and (v) $58,362 (net of $1,638 unamortized discount) in advances from a director and officer.

         During 1999, we received proceeds of $2,423,435 from financing activities. We received (i) $1,738,197 in connection with the issuance of common stock, and (ii) $923,206 in proceeds from short-term loans from various investors, directors and an officer. The cash proceeds were offset by $237,968 expended for the repayment of principal of short-term loans from various investors, directors, an officer and obligations under a capital lease.

         MigraTEC had substantial operating losses during 1999 and the prior three years. We began active operations in January, 1991, and while we have experienced certain periods of profitability since inception, we have sustained substantial losses in recent years. For the years ended December 31, 1999, 1998 and 1997, we incurred net losses of $4,184,078, $3,458,075 and $2,517,606, respectively. At December 31, 1999, we had an accumulated deficit of $11,638,187.

Obligations Under Employment Agreements

         We have employment agreements with our management requiring MigraTEC to pay specified amounts as annual base salaries and certain bonuses. Current aggregate minimum annual cash compensation under the agreements is $257,000, which will be funded from working capital. Additional bonuses are at the sole discretion of MigraTEC's Board of Directors. See "Management--Executive Compensation" and "--Employment Agreements with Executive Officers."

                                    BUSINESS

GENERAL



         We are a software solutions developer and provider focusing on the automated migration of software written in the C/C++ language from one technological environment to another. Our proprietary technology enables businesses to automate the upgrade or "migration" of their existing software applications to new and more advanced hardware and software platforms more efficiently than through the manual migration processes now widely employed. Ordinarily, software upgrade or migration is a time-consuming and costly manual process requiring the expertise of multiple programmers working on various sections of code simultaneously, normally resulting in inconsistencies and prolonged testing and debugging cycles. By automating the majority of the migration process, businesses can dramatically reduce the cycle time, minimize dependence on scarce skilled labor, and significantly reduce the total cost of migration while increasing the quality of the final product.


         As businesses increase their use of and reliance on e-commerce applications and the Internet in general, the need for migration solutions also increases. We have developed and are continuing to refine our "MigrationSUITE(TM)", a suite of software solutions that can be tailored to automate 32 to 64-bit upgrades, UNIX to UNIX migrations (including Linux, Sun Solaris and IBM AIX), and Unix to NT and NT to Unix migrations. In addition to increased consistency in the process, our technology significantly increases, by as much as 10 to 20 times, the number of lines of code which can be upgraded per day by a programmer as compared to the typical manual migration process.


         We anticipate generating revenue primarily by licensing our products to both Independent Software Vendors (ISVs) and other businesses. We also plan to license our technology to systems integrators, who would then act as distribution partners by using our solutions to aid in the delivery of their services. We also directly provide migration and consulting services.


         Our principal executive offices are located at 11494 Luna Road, Suite 100, Dallas, Texas 75234-9421, and our telephone number at that address is (972) 969-0300.

MARKET OVERVIEW


         As the pace of technological change quickens, we believe that major corporations and software companies will increasingly be focused on maximizing e-commerce opportunities and the power of the Internet. We believe that capitalizing on these opportunities in a cost-effective and efficient way will require the more powerful and more capable technological infrastructure provided by server consolidation and the new 64-bit operating systems and associated hardware being introduced by companies such as Intel, IBM, Cisco, Dell, EMC and Nortel.


         In order to upgrade to new technologies, companies must either completely replace their prior software or modify the programs to run efficiently in the new environment, a time-consuming process known as "software migration." A significant benefit of migration, however, is that a business can use its past investment by continuing to depend on software that contains the business rules it has refined and perfected over time. Ordinarily, software migration is a time-consuming and costly manual process requiring the expertise of multiple programmers working on various sections of code simultaneously, normally resulting in inconsistencies and prolonged testing and debugging cycles. By automating the majority of the migration process, businesses can dramatically reduce the cycle time, minimize dependence on scarce skilled labor, and significantly reduce the total cost of migration while increasing the quality of the final product.


         We believe that the growing need to migrate software, combined with the inherent disadvantages of manual migration presents a tremendous market opportunity. Estimates of the number of lines of code in North America that could possibly need to be migrated reaches the trillions. C and C++ based code, the focus of our expertise and efforts to date, is believed to comprise 20-30% of the entire business application code base.

COMPETITION


         Based upon feedback from the technology and services companies with which we have been working to establish distribution relationships, we are currently unaware of any direct competitors with an automated software migration solution. Therefore, our current competition is traditional manual migration performed either by the internal staff of a business or a professional service provider. However, we view the providers of traditional migration services as potential customers whose performance will be improved with the licensing of our technology.


PRODUCTS AND SERVICES

Overview

         MigraTEC's "core" proprietary technology, our "Migration Workbench(TM)", is designed to automate a significant amount of the upgrade or migration process utilizing a specialized technique which analyzes the structural relationships contained within computer program code. Our technology then identifies all elements requiring change, automatically changes certain elements and presents the user with a decision tree support mechanism for facilitating the migration of the remaining items. Our current primary product line is the "MigrationSUITE(TM)", a suite of software solutions that automates the migration of software from one technological environment to another, such as Win32 to Win64, UNIX to UNIX and Windows to Linux.


         We believe that our core technology can serve as the foundation for additional software products. We are designing our products so they can be (1) used by MigraTEC to provide a variety of services directly and (2) licensed to end users, other service providers and/or systems integrators for the delivery of technology solutions to their customers. We intend to further develop our technology for advanced migration solutions designed to facilitate the transition between numerous computer languages and operating platforms.

         In June 1998, we filed a patent application covering processes relating to our core software technology. We are currently evaluating the advisability of filing additional patent applications.

Benefits Of Automated Migration

         We believe that our automated migration solutions produce the following key benefits for businesses:

         o Significantly reduces the cost of migrating software while dramatically enhancing the quality of the end product.

         o Maximizes current technology investment by allowing a business to retain the functionality of current software applications as they are upgraded or migrated to a new operating system.

         o Minimizes or eliminates retraining expense. Much of the productivity that comes from new technology can be exploited without the corresponding need to retrain every user of that technology. Migration of the user interface allows the application to keep the current "look and feel" on the new platform, thereby eliminating otherwise significant retraining expense.


         o Focuses information systems staff on application enhancements and new development for incremental revenue. Skilled information systems staff is a precious commodity and should be assigned to projects with the highest return on investment to the business. By using our automated technology, such staff will not be burdened with the time-consuming process of manual migration.

         o Significantly reduces the time required for development of new software versions that can provide businesses with significant competitive advantage.

         o Extends life of software applications. Due to the frequent and dramatic changes in computing technology, vendors may abandon a platform. MigraTEC's technology allows software vendors to offer customers the tactical alternative of simply migrating their current applications to a new platform.

Description of Products


         Our products assist in the migration and porting of software written in the C/C++ language from one technological environment to another (for example, Win32 to Win64, Unix to Unix, Windows to Unix/Linux and vice versa). The underlying breakthrough technology that makes this possible is MigraTEC's proprietary source code analysis and migration engine called Migration Workbench(TM). Our products are packaged into software suites built on the Migration Workbench technology and facilitate solutions to migration problems related to specific platform problem domains. The "Direct(TM)" series of products assists customers in migrating applications from one platform/operating environment to another. Our "64Express(TM)" product series helps customers deliver their applications on the new 64-bit operating systems, including Windows 2000/64, Linux IA64 and AIX 5L.

    Our current product line consists of the following:

    MigrationSUITE(TM) to Windows includes:

         o Visual Direct(TM) assists in the migration of UNIX applications to Microsoft Windows Visual Studio.

         o 64Express(TM) to Windows enables rapid migration of existing 32-bit Windows applications to 64-bit Windows on Intel's IA-64 architecture.

    MigrationSUITE(TM) to Linux includes:

         o 64Express(TM) to Linux enables rapid migration of existing 32-bit Linux e-commerce applications to 64-bit Linux on Intel's IA-64 architecture.

    MigrationSUITE(TM) to AIX includes:

         o VA Direct(TM) addresses the first step in migrating AIX applications to the new AIX 5L for IA-64, which is upgrading applications to the most current version of IBM's Visual Age compiler.

         o 64Express(TM) to AIX 5L enables rapid migration of existing 32-bit AIX applications to 64-bit AIX on Intel's IA-64 architecture.

         Future product development efforts will leverage the underlying Workbench technology by continuing to broaden the migration product line as well as developing solutions to additional business problems in the applications and operations segments of the information technology world.


Description of Services

         In addition to licensing our software, we plan to use our software tools to provide migration services directly to end-users. We have established the Migration Center to provide turnkey solutions directly to end-users. The Migration Center will offer rapid and accurate porting of 32-bit applications to a native 64-bit platform, as well as migration training, methodology and strategic consulting.


STRATEGIC PARTNERS AND CUSTOMERS

         In addition to major hardware providers, we believe the thousands of ISVs who write and distribute 32-bit versions of their software products will need to upgrade their products for optimal performance on the new 64-bit operating systems in order to remain competitive in the marketplace.

         In April 2000, we granted Intel a license for its internal use of our migration software products. This license allows Intel to use our technology at its Application Support Centers to educate ISVs on the application of our technology. This agreement also provides for Intel and MigraTEC to develop and implement a joint marketing plan to introduce and disseminate our products and services, which we anticipate will include website links, training, press releases, industry events and testimonials.

         In May 2000 we entered into a consulting agreement with Dell Corporation to provide migration technology and process consultation services to at least ten Dell Precision Workstation ISVs and customers. These ISVs and customers will each use our technology to upgrade an initial software application to the Intel(R) Itanium(TM) 64-bit platform. The initial applications to be upgraded represent only a small fraction of the total amount of code requiring migration. In addition to generating revenue, we believe that this agreement will lead to additional migration projects with these ISVs and Dell customers.

         IBM has included us in its AIX 5L Beta Program, which allows us to further develop our products to complement IBM's new AIX 5L Operating System for the 64-bit processor. We believe that participation in this program will assist in introducing our technology to IBM's key ISVs and the UNIX marketplace.

         We have ongoing discussions with systems integrators regarding the potential licensing of our technology for providing migration services to their customers. Initial interest has focused on 32 to 64-bit upgrades in both the Windows and Unix environments, as well as opportunities presented by ongoing server consolidation efforts. These organizations are currently developing business cases that will establish the need for and timing of such initiatives.

SALES AND DISTRIBUTION STRATEGY


         Our primary sales and distribution strategy is to license our software tools to end users for their own internal migration projects, and to systems integrators and large services providers to perform outsourced projects for their own customers. We anticipate these licenses to be structured primarily on a per line of code basis. We also deliver migration services directly to end users, including through the Migration Center.


         In order to leverage existing customer bases and sales and marketing infrastructures, our sales model focuses on developing relationships with large organizations that provide application development, maintenance, conversion and upgrade services. Currently, MigraTEC's primary strategy is to partner with technology companies introducing 64-bit operating systems and hardware and to focus on offering migration of software to run on these systems. Our management believes that our partnering strategy will provide:

o partners that can direct development efforts towards emerging markets and growing customer bases;

o partners with extensive sales and marketing resources and a vested interest in placing the end product into the market; and

o        funding necessary to expand key development efforts.

EMPLOYEES


         As of November 7, 2000, we employed approximately 43 full-time personnel and engaged approximately 2 contract programming consultants for particular projects. None of these employees are covered by collective bargaining agreements and management believes its employee relations are good.


PROPERTIES

         We do not own any real property. Our headquarters are located in Farmers Branch, a suburb of Dallas, Texas. The lease on MigraTEC's office space expires July 31, 2003 and the current full-service annual occupancy cost, including rent, is approximately $165,954.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the directors and executive officers of MigraTEC.



NAME                           AGE       POSITION
----                           ---       --------
Kevin C. Howe                  51        Chairman of the Board
W. Curtis Overstreet           54        Director and Chief Executive Officer
T. Ulrich Brechbuhl            36        President, Chief Financial Officer and Secretary
Rick J. Johnson                41        Chief Operating Officer
Richard A. Gray, Jr.           52        Director
Drew R. Johnson                31        Director
Deane C. Watson, Jr.           53        Director


         Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

         Kevin C. Howe has been a director and Chairman of the Board since January 2000. Since May 1991, Mr. Howe has been President of Sage U.S., Inc., a business software publisher. Since March 1999, Mr. Howe has also been the general partner and manager of Mercury Ventures, Ltd., a venture capital firm in Dallas, Texas. Mr. Howe is also on the board of directors of the following companies: The Sage Group plc, a publicly traded accounting software publisher in the United Kingdom; Club Technology Corporation, a publisher of application software for country clubs based in Irving, Texas; Atomic Software, a payment processing portal in Alpharetta, Georgia; NetCertification, a web training portal in Dallas, Texas; Freshloc Technologies, a wireless sensoring company in Plano, Texas; Unified Office, a provider of call control solutions to the telecommunications industry, based in Houston, Texas; and River Logic, which creates Internet-based economic networks, based in Beverly, Massachusetts.


         W. Curtis Overstreet has been Chief Executive Officer and a director of MigraTEC since April 1997. From October 1994 to March 1997, Mr. Overstreet was Regional Vice President for Software AG, Americas, based in Dallas, Texas. From January 1992 to October 1994, Mr. Overstreet served as Executive Vice President for Software Recording Corporation, also based in Dallas, Texas. From August 1987 to October 1992, Mr. Overstreet served as President of AutoTester, Inc., a company which he founded. Mr. Overstreet also founded PetroWare, a Dallas-based company, and served as its Executive Vice President from August 1982 to August 1987.

         T. Ulrich Brechbuhl has served as Chief Financial Officer of MigraTEC since March 1, 2000 and President since the third quarter of 2000. From 1997 until joining MigraTEC, Mr. Brechbuhl was Chief Financial Officer and a founding partner of Thayer Aerospace, L.L.C., a Wichita, Kansas-based manufacturer of precision machined parts for the aerospace industry. He continues to serve as a director for Thayer. Prior to joining Thayer, Mr. Brechbuhl worked as a consultant and manager with Bain & Company, Inc. in Dallas, Texas, for three years, where he focused on high technology and aerospace industries.


         Rick J. Johnson has been serving as the Chief Operating Officer of MigraTEC since July 1997, and was also our Secretary from July 1997 through March 1998. From 1995 to March 1997, Mr. Johnson was with Software AG, Americas, based in Dallas, Texas, where he served as Director of Operations Support - Integrated Business Solutions, Director of Applications Solutions and Business Manager - West U.S. Area. From 1982 to January 1995, Mr. Johnson served in various consulting and management capacities with Andersen Consulting and its predecessor division at Arthur Andersen & Co., based in Dallas, Texas.

         Richard A. Gray, Jr. has been a director since April 1998. Since 1985, he has been President and owner of Gray & Company Realtors, Inc., a commercial real estate brokerage and developer in U.S. and Asian markets based in Dallas, Texas. From 1974 to 1986, Mr. Gray was a partner of Hudson & Hudson, a commercial real estate company in Dallas, Texas.

         Drew R. Johnson has been a director since January 2000. He has been a principal of Cardinal Investment Company, a venture capital firm in Dallas, Texas, since 1997. Prior to joining Cardinal, Mr. Johnson was employed with the consulting firm of McKinsey & Company. Mr. Johnson is also a director of Thayer Aerospace, L.L.C., a manufacturer of precision machined parts for the aerospace industry in Wichita, Kansas; Exline Pan Pacific, a retail and rental home furnishings business in Asia, headquartered in Dallas, Texas and Express Foods Group, a restaurant holding company headquartered in Houston, Texas.

         Deane C. Watson, Jr. has been a director since March 1998. Since 1996, he has been President of Chelsea Homes, Inc., a residential home builder in Texas, and Manager of Hills of Seven Falls, L.L.C., a land developer in Texas. Since 1992, Mr. Watson has been President and Managing Director of Omega Energy Corporation, an oil and gas production company. Mr. Watson is also a practicing attorney, focusing on oil and gas and real estate law.

SIGNIFICANT EMPLOYEES

         Joseph B. Meredith has been Vice President of Business Development since 1997. Prior to joining MigraTEC, Mr. Meredith was an account executive for Software AG, Americas, based in Dallas, Texas from 1995 to 1997. From 1993 to 1994, he served as Director of Business Development for BSG Corporation, based in Houston, Texas. From 1986 to August 1993, Mr. Meredith was Senior Account Executive for EDS Corporation located in Dallas, Texas.

         Sheldon Travis, Vice President of Research, has been with the company since 1995. He has also held senior engineering positions (for both software and hardware) with a variety of companies including Xerox, Adobe and Sprint, and has degrees in both Electrical Engineering and Computer Sciences.

         Simon Mak joined MigraTEC as Vice President of Marketing in July 2000. Mr. Mak has provided consulting to various internet start-ups, and prior to that worked in sales for Mercury Interactive Corporation, where he assisting in establishing the company's Dallas regional office. Mr. Mak has also worked in sales and engineering for Digital Equipment Corporation and Raytheon.

COMPENSATION OF DIRECTORS


         During the year ended December 31, 1999, no compensation was paid to directors for serving on our Board. During the first nine months of 2000, an aggregate of $60,000 was earned by directors for serving on our Board.


         During 2000, directors who are not officers or employees of MigraTEC will receive $10,000 annually, or $2,500 per fiscal quarter, while serving on our Board. Mr. Howe will receive $60,000 annually, or $15,000 per fiscal quarter, while serving as Chairman of the Board. Directors will also be reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid or accrued by MigraTEC for the three years ended December 31, 1999 on behalf of each of the executive officers of MigraTEC.

                           SUMMARY COMPENSATION TABLE


NAME AND                                                       OTHER ANNUAL     LONG TERM      ALL OTHER
PRINCIPAL POSITION                 ANNUAL COMPENSATION         COMPENSATION   COMPENSATION    COMPENSATION
------------------                 -------------------         ------------   ------------    ------------

                               Year      Salary      Bonus                    Options (#)
                               ----    ---------   ---------                  -----------
W. Curtis Overstreet            1999   $ 140,000         -0-         -0-            -0-            -0-
   President and Chief          1998     132,917         -0-   $  27,404(1)   6,000,000(2)         -0-
   Executive Officer            1997      68,192   $  48,000       3,483(1)         -0-      $  29,500(3)

Mark C. Myers                   1999     111,700         -0-         -0-            -0-            -0-
   Chief Financial              1998      87,500         -0-         -0-        900,000(2)         949(5)
     Officer and
     Secretary(4)

Rick J. Johnson                 1999     117,000         -0-         -0-            -0-            -0-
   Chief Operating Officer      1998     121,833         -0-         -0-      1,500,000(2)         -0-
                                1997      62,500      15,000         -0-            -0-            -0-
----------

    (1) Commissions paid to Mr. Overstreet based on revenue.

    (2) These options were granted in 1998 and voluntarily reduced by each holder by 50% in September 1999.
        As a result of such reduction, Mr. Overstreet, Mr. Myers and Mr. Rick Johnson had options to purchase
        3,000,000 shares, 450,000 shares and 750,000 shares of our common stock, respectively, as of
        December 31, 1999.

    (3) Consulting fees paid to Mr. Overstreet prior to his becoming an executive officer of MigraTEC in April 1997.

    (4) Mr. Myers became Chief Financial Officer of MigraTEC in April 1998. He resigned from his positions as
        Chief Financial Officer and Secretary of MigraTEC effective as of January 31, 2000, and Mr. Brechbuhl assumed these positions in March 2000.

    (5) Mr. Myers was issued a warrant to purchase 3,500 shares of our common stock at $.01 per share as compensation for certain consulting services.

         No options to purchase MigraTEC common stock were issued to our executive officers during the year ended December 31, 1999. The following table sets forth information with respect to stock options held by our executive officers as of December 31, 1999. The closing bid price for our common stock on December 31, 1999 was $0.2812.

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                     SHARES        VALUE      UNDERLYING UNEXERCISED      IN- THE-MONEY OPTIONS AT
           NAME AND                 ACQUIRED      REALIZED    OPTIONS AT FY-END           FY-END
      PRINCIPAL POSITION          ON EXERCISE       ($)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
      ------------------          -----------     --------    -------------------------   -------------------------
W. Curtis Overstreet                   -0-           -0-       3,000,000(1)/-0-               $243,600/-0-
   President and Chief
   Executive Officer

    Mark C. Myers                      -0-           -0-         450,000(1)/-0-                $36,540/-0-
   Chief Financial
   Officer and Secretary

   Rick J. Johnson                     -0-           -0-         750,000(1)/-0-                $60,900/-0-
   Chief Operating
   Officer

----------

    (1)  These options were granted in 1998 and voluntarily reduced by each holder by 50% in September 1999.
         Mr. Overstreet, Mr. Myers and Mr. Rick Johnson originally had options to purchase 6,000,000 shares, 900,000 shares and 1,500,000 shares of our common stock, respectively.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         We entered into an employment agreement with Mr. Curtis Overstreet, our President and Chief Executive Officer, dated April 10, 1997, which provides for an annual base salary (currently $140,000) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our Board.

         We entered into an employment agreement with Mr. Rick Johnson, our Chief Operating Officer, dated July 1, 1997, which provides for an annual base salary (currently $130,000) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our Board.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 145 of the Delaware General Corporation Law

         Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

         Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

o by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or

o by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

o    by the stockholders.

         Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Certificate of Incorporation


         The certificate of incorporation of MigraTEC provides that, to the fullest extent permitted by Delaware General Corporation Law, a director of MigraTEC shall not be liable to MigraTEC or its stockholders for monetary damages for breach of fiduciary duty as a director and that MigraTEC shall indemnify all persons whom it may indemnify to the fullest extent permitted by law.

Bylaws

         The bylaws of MigraTEC generally make mandatory the provisions of
Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that MigraTEC's directors and officers will at all times be indemnified to the maximum extent permitted by law.

Indemnification Agreements

         MigraTEC has entered into indemnification agreements with certain of its directors and executive officers. These agreements provide the directors and executive officers of MigraTEC with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses, establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of MigraTEC.

D&O Insurance

         MigraTEC has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of MigraTEC, including liabilities arising under the Securities Act.

SEC Policy on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MigraTEC pursuant to the foregoing provisions, or otherwise, MigraTEC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January and February 1998, Mr. Deane Watson and Mr. Rick Gray loaned us $104,000 and $100,000, respectively, pursuant to convertible notes with interest rates of 10% and 12%. Mr. Watson and Mr. Gray converted these notes into shares of our common stock at $0.20 per share in March 1998. Accrued interest on the notes was paid in April 1998. In connection with this transaction, Mr. Watson and Mr. Gray also received warrants to purchase 100,000 and 50,000 shares of our common stock, respectively, at prices of $0.01 to $0.20 per share. Mr. Gray exercised these warrants in March 1999 and Mr. Watson exercised these warrants in January 2000.

         In the first quarter of 1998, prior to his becoming our Chief Financial Officer in April 1998, Mr. Myers received 195,227 shares of our common stock as compensation for legal services provided to MigraTEC.

         In July 1998, Mr. Watson was issued a warrant to purchase 25,000 shares of our common stock at $0.20 per share as compensation for placement agent and consulting services related to our private offerings. Mr. Watson also received cash compensation of $1,350 and $248,162 in 1999 and 1998, respectively, and 195,227 shares of our common stock in 1998, for legal services provided to MigraTEC.

         During 1999, Deane Watson loaned us $25,000 at an interest rate of 10% and received a warrant to purchase 50,000 shares of our common stock at $0.01 per share. Mr. Watson exercised these warrants in February 1999 and the loan was repaid in February 2000.

         In August 1999, Rick Gray loaned us $100,000 at an interest rate of 10%. Mr. Gray received a warrant to purchase 20,000 shares of our common stock at $0.01 per share for consulting services in connection with this loan, which he exercised in 1999. We repaid the loan in September 1999.

         During 1999, Mark Myers received a warrant to purchase 3,500 shares of our common stock at $.01 per share as compensation for consulting services. He exercised this warrant in January 2000. Mr. Myers also loaned $30,000 to us in January 1999 at an interest rate of 16%. The loan was repaid in February 1999. In connection with the loan, Mr. Myers received a warrant to purchase 3,000 shares of our common stock at $0.01 per share, which he exercised in 1999.

         In August 1999, we entered into an agreement with EAI Partners, Inc. ("EAI") in settlement and replacement of a prior stock option agreement entered into by EAI and the former Chief Executive Officer of MigraTEC in 1996. Pursuant to the August 1999 agreement, EAI was issued an option to purchase an aggregate of 5,903,614 shares of our common stock, exercisable as follows: EAI may acquire 1,903,614 shares at $0.075 per share and the remaining 4,000,000 shares at the greater of $0.20 or 50% of the average closing bid prices per share of our common stock for the five trading days immediately prior to exercise. As of December 31, 1999, EAI had acquired 1,333,333 shares through the exercise of this option.

         Mr. Kevin Howe, Chairman, and Mr. Drew Johnson joined the Board in January 2000 as representatives of Mercury Fund No. 1, Ltd. ("Mercury") and MT Partners, L.P. ("MT Partners"), respectively, in connection with the initial tranche of funding a three-stage $3,750,000 investment in MigraTEC, completed May 1, 2000.


         As a result of this investment, Mercury and MT Partners each holds convertible promissory notes and warrants convertible into an aggregate of up to 17,039,800 and 18,960,200 shares of our common stock, respectively, which represents approximately 21.1% and 23.5%, respectively, of the total number of shares of our common stock outstanding as of November 7, 2000. See "Security Ownership of Certain Beneficial Owners and Management." The notes are convertible at any time, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest. The warrants are exercisable at $0.20 per share and expire in increments of 2,000,000 shares on January 25, 2005, March 31, 2005 and April 30, 2005.

                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                              AND PRINCIPAL HOLDERS

         The table following sets forth information regarding the beneficial ownership of common stock for each person who is known by us to be the beneficial owner of more than five percent of MigraTEC's voting securities, for each director and named executive officer of MigraTEC, and all directors and executive officers of MigraTEC as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.


         All information is as of November 7, 2000. As of such date, 80,910,966 shares of common stock were outstanding. For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.



                                                  NUMBER OF SHARES           PERCENT OF
        NAME AND ADDRESS (1)                     BENEFICIALLY OWNED            CLASS
        --------------------                     ------------------          ----------
W. Curtis Overstreet                                2,850,000(2)                 3.4%
Mark C. Myers(3)                                    1,003,927(4)                 1.2%
T. Ulrich Brechbuhl                                   102,500                     *
Rick J. Johnson                                       501,667(5)                  *
Richard A. Gray, Jr.                                2,920,000(6)                 3.5%
Kevin C. Howe                                      17,039,800(7)                17.4%
Drew R. Johnson                                           -0-                   -0-
Deane C. Watson, Jr.                                1,670,227(8)                 2.5%
EAI Partners, Inc.                                  5,903,614(9)                 6.8%
Thomas H. Cabe                                     10,680,800(10)               11.7%
Mercury Fund No. 1, Ltd.                           17,039,800(7)                17.4%
MT Partners, L.P.                                  18,960,200(11)               19.0%
Marshall Payne(12)                                 18,960,200(11)               19.0%
Directors and Executive Officers as a group        26,088,121                   24.4%

----------

*   Less than 1%.



         (1) The business address for Messrs. Overstreet, Brechbuhl and Rick Johnson is 11494 Luna Road, Suite 100, Dallas, TX 75234, Texas. The business address for Mr. Myers is 10501 North Central Expressway, Suite 309, Dallas, Texas 75231. The address for Mr. Gray is 2611 Cedar Springs, Dallas, Texas 75201. The business address for Mr. Howe and Mercury Fund No. 1, Ltd. is 17950 Preston Road, Suite 800, Dallas, Texas 75252. The business address for Mr. Payne and Mr. Drew Johnson and MT Partners, L.P. is 500 Crescent Court, Suite 250, Dallas, Texas 75201. The business address for Mr. Watson is 1800 Preston Park Blvd., Suite 115, Plano, Texas 75093. The business address for EAI Partners, Inc. is 1900 Corporate Blvd., Suite 305W, Boca Raton, Florida 33431. The business address for Thomas H. Cabe is 5114 Yolanda Lane, Dallas, Texas 75229.

         (2) All of these shares are issuable to Mr. Overstreet upon the exercise of outstanding stock options.

         (3) Mr. Myers resigned from his positions as Chief Financial Officer and Secretary of MigraTEC effective January 31, 2000.

         (4) Includes 32,000 shares issuable to Mr. Myers upon the exercise of a warrant and 225,000 shares issuable upon the exercise of a stock option.

         (5) All of these shares are issuable to Mr. Rick Johnson upon the exercise of outstanding stock options.

         (6) Includes 250,000 shares issuable to Mr. Gray upon the exercise of a stock option and 100,000 shares held by the spouse of Mr. Gray.

         (7) Includes 14,200,000 shares issuable to Mercury Fund No. 1, Ltd. upon the conversion of a note and 2,839,800 shares issuable to Mercury Fund No. 1, Ltd. upon the exercise of outstanding warrants to purchase common stock. Mr. Howe exercises voting control over these shares on behalf of the general partner of Mercury Fund No. 1, Ltd. See "Certain Relationships and Related Transactions."


         (8) Includes 775,000 shares issuable to Mr. Watson upon the exercise of stock options and 200,000 shares held by the Watson Family Trust 1/16/96 and 100,000 shares issuable to such trust upon the exercise of a warrant. Mr. Watson is the trustee and a beneficiary of the trust.


         (9) Includes 4,570,281 shares issuable to EAI Partners, Inc. upon the exercise of a stock option.

         (10) Includes 3,500,000 shares held by Phoenix Energy Companies, Inc. Mr. Cabe is the President of Phoenix Energy and exercises voting control over these shares.

         (11) Includes 15,800,000 issuable to MT Partners, L.P. upon the conversion of a note and 3,160,200 shares issuable to MT Partners, L.P. upon the exercise of outstanding warrants to purchase common stock. See "Certain Relationships and Related Transactions."


         (12) Mr. Payne exercises voting control over these shares on behalf of the general partner of MT Partners, L.P.

                          DESCRIPTION OF CAPITAL STOCK


         MigraTEC's certificate of incorporation authorizes 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of November 7, 2000, MigraTEC had 80,910,966 shares of common stock issued and outstanding held by approximately 820 record holders. MigraTEC has no preferred stock issued and outstanding.


COMMON STOCK

         Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Directors of MigraTEC are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

         Holders of common stock are entitled to receive dividends if, as and when declared by MigraTEC's board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of MigraTEC's outstanding preferred stock and any other series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which MigraTEC may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

PREFERRED STOCK

         Our Board of Directors is authorized to issue our preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board.

FUTURE ISSUANCES OF PREFERRED STOCK

         We have no present intention to issue any shares of our preferred stock. However, our Board may issue such shares in connection with raising additional capital in the future if the Board deems it advisable to do so.

                                LEGAL PROCEEDINGS

         On July 24, 1998, Carroll Independent School District filed suit against MigraTEC in District Court, Tarrant County, Texas, seeking payment for unpaid business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for the plaintiff in the amount of $90,056.45, which includes interest and court costs. Additional interest is currently accruing on this amount.

         From time to time MigraTEC is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, MigraTEC is not aware of any current or pending litigation or proceedings that would have a material adverse effect on MigraTEC's business, results of operations or financial condition.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, our complete registration statement with all exhibits is filed with the SEC.

         You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that our registration statement, of which this prospectus is only a part, contains additional information about us. In addition, our registration statement includes numerous exhibits containing information about us. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                                     EXPERTS

         The consolidated financial statements of MigraTEC at December 31, 1999, and for the year then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1998, and for the year then ended, by King Griffin & Adamson P.C., independent public accountants, as set forth in their respective reports thereon (which reports each contain an explanatory paragraph describing conditions that raise substantial doubt about MigraTEC's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere in this registration statement, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                                 MIGRATEC, INC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                              Page
                                                                                              ----
Audited Annual Financial Statements
         Report of Independent Auditors..........................................................F-1

         Report of Independent Certified Public Accountants......................................F-2

         Consolidated Balance Sheets as of December 31, 1999 and 1998............................F-3

         Consolidated Statements of Operations for the years ended
         December 31, 1999 and 1998..............................................................F-4

         Consolidated Statements of Stockholders' Deficit for the years ended
         December 31, 1999 and 1998..............................................................F-5

         Consolidated Statements of Cash Flows for the years ended
         December 31, 1999 and 1998..............................................................F-6

         Notes to Consolidated Financial Statements..............................................F-7

Interim Consolidated Condensed Financial Statements

         Consolidated Condensed Balance Sheets as of September 30, 2000 (unaudited)
         and December 31, 1999...................................................................F-26

         Consolidated Condensed Statements of Operations for the
         three and nine months ended September 30, 2000 and 1999 (unaudited).....................F-27

         Consolidated Condensed Statements of Cash Flows for the nine months ended
         September 30, 2000 and 1999 (unaudited).................................................F-28

         Notes to Consolidated Condensed Financial Statements....................................F-29

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
MigraTEC, Inc.

We have audited the accompanying consolidated balance sheet of MigraTEC, Inc. and subsidiary (the "Company") as of December 31, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1999. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MigraTEC, Inc. and subsidiary at December 31, 1999, and the consolidated results of their operations and their cash flows for year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses, negative cash flows from operations, and net capital deficiency, raise substantial doubts about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.


                                                    /s/ ERNST & YOUNG LLP
                                                    ---------------------
                                                    ERNST & YOUNG LLP


Dallas, Texas
April 12, 2000

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
MigraTEC, Inc.

We have audited the accompanying consolidated balance sheet of MigraTEC, Inc. and Subsidiary as of December 31, 1998 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MigraTEC, Inc. and Subsidiary as of December 31, 1998 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company's losses in 1998, net capital deficiency, amounts due in the short term under notes payable, and the outstanding contingencies raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of the uncertainty.




                                            /s/ KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
April 19, 1999

                          MIGRATEC, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                               December 31,
                                                                                       ---------------------------
                                                                                           1999           1998
                                                                                       ------------    -----------
ASSETS
CURRENT ASSETS
       Cash                                                                            $      1,417    $    17,389
       Accounts receivable - billed                                                         160,700        279,268
       Accounts receivable - unbilled                                                            --         10,000
       Shareholder advance                                                                       --          3,766
       Other current assets                                                                  28,216         29,624
                                                                                       ------------    -----------
            Total current assets                                                            190,333
                                                                                                           340,047

PROPERTY AND EQUIPMENT, NET                                                                  73,365        198,702

OTHER ASSETS
     Deferred financing costs                                                                30,000         33,794
     Capitalized software cost, net of amortization of $37,500 in 1999                       52,500             --
     Other assets                                                                            21,548         21,548
                                                                                       ------------    -----------
          Total other assets                                                                104,048         55,342
                                                                                       ------------    -----------

          Total Assets                                                                 $    367,746    $   594,091
                                                                                       ============    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
       Notes payable, net of unamortized discount of $20,797 and $25,359 in 1999 and
       1998, respectively                                                              $    953,151    $ 1,297,579
       Accounts payable                                                                     449,750        347,294
       Accrued expenses                                                                     158,590        159,069
       Deferred income                                                                       12,000             --
       Obligation under capital lease                                                        11,313         27,105
                                                                                       ------------    -----------
            Total current liabilities                                                     1,584,804      1,831,047

LONG-TERM LIABILITIES
       Long-term portion of notes payable                                                    28,765         56,165
       Long-term portion of obligation under capital lease                                       --         14,283
                                                                                       ------------    -----------
            Total long-term liabilities
                                                                                             28,765         70,448
                                                                                       ------------    -----------
            Total liabilities                                                             1,613,569      1,901,495

MINORITY INTEREST                                                                            (3,752)        (3,752)

COMMITMENTS AND CONTINGENCIES

Redeemable convertible 12% preferred stock; $1,000 par value; 1,000,000 shares authorized; redeemable at par value plus cumulative dividends; none issued
      or outstanding                                                                             --             --

STOCKHOLDERS' DEFICIT
       Common stock; no par value; 200,000,000 shares authorized;
       78,660,189 and 54,421,618 shares outstanding in 1999 and 1998, respectively        9,912,535      7,041,890
       Additional paid-in capital                                                         2,261,472        886,458
       Treasury stock, at cost (9,864,449 shares in 1999 and 1998)                       (1,777,891)    (1,777,891)
       Accumulated deficit                                                              (11,638,187)    (7,454,109)
                                                                                       ------------    -----------
            Total stockholders' deficit                                                  (1,242,071)    (1,303,652)
                                                                                       ------------    -----------

            Total Liabilities and Stockholders' Deficit                                $    367,746    $   594,091
                                                                                       ============    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                    Year Ended December 31,
                                                                                 ----------------------------
                                                                                     1999            1998
                                                                                 ------------    ------------

Revenues                                                                         $    905,179    $  1,454,150

Operating Expenses
       Salaries and benefits                                                        2,030,324       2,395,000

       Contract labor                                                                 685,974       1,201,502

       General and administrative                                                     648,032       1,038,247

       EAI settlement                                                                 706,500              --

       Provision for doubtful accounts                                                 43,303           1,725

       Reserve for foreign subsidiary assets                                           36,808              --

       Selling and marketing                                                          27, 234         104,856
                                                                                 ------------    ------------

       Total Operating Expenses                                                     4,178,175       4,741,330
                                                                                 ------------    ------------

       Loss from Operations                                                        (3,272,996)     (3,287,180)

Interest and financing expense                                                       (415,292)       (374,317)

Other income (expense), net                                                               279         (79,577)
                                                                                 ------------    ------------

Loss before extraordinary item                                                     (3,688,009)     (3,741,074)

Extraordinary income for forgiveness of debt (expense for restructure of debt)       (496,069)        282,999
                                                                                 ------------    ------------

Net loss                                                                         $ (4,184,078)   $ (3,458,075)
                                                                                 ============    ============

Loss before extraordinary items per common share (basic and diluted)             $     (0.070)   $     (0.093)
                                                                                 ============    ============

Extraordinary (charge) income per common share (basic and diluted)               $     (0.009)   $      0.007
                                                                                 ============    ============

Net loss per common share (basic and diluted)                                    $     (0.079)   $     (0.086)
                                                                                 ============    ============

Weighted average common shares and common equivalents outstanding
     (basic and diluted)                                                           53,216,891      40,220,420
                                                                                 ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     Year Ended December 31, 1999 and 1998

                                            COMMON       COMMON     TREASURY     TREASURY    ADDITIONAL
                                            STOCK        STOCK       STOCK        STOCK       PAID-IN     ACCUMULATED
                                           (SHARES)      AMOUNT     (SHARES)      AMOUNT      CAPITAL       DEFICIT        TOTAL
                                           ----------  ----------  ----------  -----------   ----------  ------------   -----------
Balance at January 1, 1998                 30,199,154  $2,197,640    (854,903) $(1,068,629)  $  796,263  $ (3,996,034)  $(2,070,760)

Issuance of stock in connection with
private placements for cash                22,790,000   4,558,000          --           --           --            --     4,558,000

Issuance of stock in connection with
conversion of debt to equity                1,375,000     275,000          --           --           --            --       275,000

Issuance of stock in connection with the
exercise of options and warrants for cash      54,000      11,250          --           --           --            --        11,250

Treasury stock received in exchange for
cash                                               --          --  (9,400,000)    (740,000)          --            --      (740,000)

Issuance of stock for services rendered            --          --     390,454       30,738           --            --        30,738

Issuance of warrants for computer
consulting services rendered                       --          --          --           --       18,000            --        18,000

Issuance of warrants for financing fees            --          --          --           --       72,195            --        72,195

Issuance of stock to employees under the
Employee Stock Purchase Plan - shares
matched by employer                             3,464          --          --           --           --            --            --

Net loss                                           --          --          --           --           --    (3,458,075)   (3,458,075)
                                           ----------  ----------  ----------  -----------   ----------  ------------   -----------
Balance at December 31, 1998               54,421,618   7,041,890  (9,864,449)  (1,777,891)     886,458    (7,454,109)   (1,303,652)

Issuance of stock in connection with
private placements for cash                11,679,500   1,459,937          --           --           --            --     1,459,937

Issuance of stock in connection with
conversion of debt to equity                9,059,605   1,132,448          --           --      496,069            --     1,628,517

Issuance of stock in connection with the
exercise of options and warrants for cash   3,498,786     278,260          --           --           --            --       278,260

Issuance of stock for services rendered            --          --          --           --        8,450            --         8,450

Issuance of warrants for financing fees            --          --          --           --      163,995            --       163,995

Issuance of options - settlement with
EAI Partners, Inc.                                 --          --          --           --      706,500            --       706,500

Issuance of stock to employees under the
Employee Stock Purchase Plan - shares
matched by employer                               680          --          --           --           --            --            --

Net loss                                           --          --          --           --           --    (4,184,078)   (4,184,078)
                                           ----------  ----------  ----------  -----------   ----------  ------------   -----------
Balance at December 31, 1999               78,660,189  $9,912,535  (9,864,449) $(1,777,891)  $2,261,472  $(11,638,187)  $(1,242,071)
                                           ==========  ==========  ==========  ===========   ==========  ============   ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           December 31, 1999 and 1998

                                                                                Year Ended December 31,
                                                                               -------------------------
                                                                                  1999          1998
                                                                               -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                     $(4,184,078)  $(3,458,075)
  Adjustments to reconcile net loss to net cash used by operating activities:
      Extraordinary item                                                           496,069      (282,999)
      Depreciation and amortization                                                172,491       156,167
      (Gain) loss on sale and disposal of assets                                        --        93,486
      Provision for doubtful accounts                                               43,303         1,725
      Provision for foreign subsidiary assets                                       36,808            --
      Change in assets and liabilities:
         (Increase) decrease in accounts receivable - billed                        44,179       113,762
         (Increase) decrease in accounts receivable - unbilled                      10,000       (10,000)
         (Increase) decrease in restricted cash                                         --        28,150
         (Increase) decrease in deferred financing costs                             3,794            --
         (Increase) decrease in other current assets                                  (120)      (13,024)
         Increase (decrease) in accounts payable                                   102,455      (149,611)
         Increase (decrease) in accrued expenses                                      (907)     (158,586)
         Increase (decrease) in deferred income                                     12,000            --
         (Decrease) in customer deposits in excess of unbilled receivables              --      (171,365)
        Financing fees                                                                  --        67,588
        Warrants issued  for  financing fees                                       163,995        72,195
        Amortization of discount on notes payable                                   25,359        50,718
        Common stock options and warrants issued  for goods and services             8,450        48,738
        Conversion of debt to common stock                                          19,949            --
        Issuance of options - settlement with EAI Partners, Inc.                   706,500            --

                                                                               -----------   -----------
      Total adjustments                                                          1,844,325      (153,056)
                                                                               -----------   -----------
      Net cash used by operating activities                                     (2,339,753)   (3,611,131)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                              (9,654)           --
   Sales of property and equipment                                                      --         4,200
   (Increase) decrease in capitalized software costs                               (90,000)           --
                                                                               -----------   -----------
   Net cash provided by (used in) in investing activities                          (99,654)        4,200
CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (decrease) in cash overdraft                                                --      (112,963)
   Proceeds from notes payable                                                     923,206       854,000
   Proceeds from (repayment of) transfer of accounts receivable with recourse           --      (187,500)
   Proceeds from issuance of common stock                                        1,738,197     4,569,250
   Purchase of treasury stock                                                           --      (740,000)
   Payments under obligations of capital lease                                     (30,075)      (25,267)
   Proceeds from (repayment of) shareholder advances                                    --       (33,276)
   Repayment of notes payable                                                     (207,893)     (704,000)
                                                                               -----------   -----------
   Net cash provided by financing activities                                     2,423,435     3,620,244
                                                                               -----------   -----------
   Net increase (decrease) in cash                                                 (15,972)       13,313
Cash - beginning                                                                    17,389         4,076
                                                                               -----------   -----------
Cash - ending                                                                  $     1,417   $    17,389
                                                                               ===========   ===========
SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                               $   228,393   $   192,067
                                                                               ===========   ===========
   Income taxes paid                                                           $        --   $        --
                                                                               ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Issuance of stock upon conversion of debt to equity                         $ 1,132,448   $   275,000
                                                                               ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998



NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MigraTEC, Inc. (the "Company"), a Florida corporation, is a developer and provider of software technology that automates the process of upgrading or migrating software, enabling it to operate on increasingly advanced operating systems.

The Company, in 1999, completed the shift of its strategic focus from selling software products aimed at Y2K solutions to developing proprietary technology designed to automate a significant amount of the manual upgrade or migration process from 32 bit to 64 bit operating systems and associated hardware. The majority of the Company's efforts in 1999 and 1998 are related to research and development activities.

The Company intends to license its software solutions to "end users" for their own internal migration projects, and to systems integrators and large services providers to perform outsourced projects for their own customers. Additionally the Company may sell migration services to certain customers.

The Company is the parent of a majority owned foreign subsidiary, One Up, Ltd. Computer Services, Ltd. ("One Up, Ltd."), incorporated under the laws of the Province of Ontario, Canada. One Up ceased its operations in 1997. In 1999, a reserve has been provided for all of the assets of One Up, Ltd. in the amount of $36,808, which the Company does not expect to be realizable. Liabilities of One Up of $45,736 will remain until the obligations are resolved.

PRINCIPLES OF CONSOLIDATION

The financial statements include the accounts of the Company and One Up, Ltd., collectively referred to as the Company. Intercompany transactions and balances have been eliminated in consolidation.

INDUSTRY SEGMENT

The Company operates in a single industry segment, the developer and provider of software technology that automates the process of upgrading or migrating software.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on the straight-line basis over the estimated useful life of 5 years for the related assets. Leasehold improvements are amortized over the life of the improvements or the lease term if shorter on a straight-line basis.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

DEFERRED FINANCING COSTS

Deferred financing costs relate to costs incurred in the placement of the Company's debt and are amortized using the effective interest method over the term of the related debt.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998



NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

CAPITALIZED SOFTWARE

The cost of purchased software is capitalized and amortized on a straight-line basis over the estimated useful life, which has been estimated to be 3 years. Amortization expense in 1999 and 1998 was $37,500 and $0, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include accounts receivable and accounts payable, for which the carrying amounts approximate fair value. Based on prevailing interest rates, management believes that the fair value of notes payable approximates book value.

COSTS OF SOFTWARE DEVELOPED FOR SALE

The Company expenses or capitalizes development costs of software to be sold in accordance with SFAS 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.

INCOME TAXES

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized.

REVENUE RECOGNITION

The Company's revenues consist of software license revenues, consulting services revenues and maintenance and support revenues.

Revenues are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position (SOP) 97-2 "Software Revenue Recognition".

The Company licenses software under license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. License fee revenue for certain application development and data access tools is recognized upon direct shipment to the end user. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

CASH EQUIVALENTS

Cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

LOSS PER SHARE

Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed using the additional dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

The effect of stock options and warrants that aggregated 23,131,381 and 23,939,911 shares as of December 31, 1999 and 1998, respectively, would be anti-dilutive due to the Company's losses in 1999 and 1998 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

Subsequent to December 31, 1999, stock options, which aggregate 5,534,800 shares, were granted to Directors, Officers and employees. Additionally, if the private financing discussed in Note 16 is fully funded, the warrants are exercised and the related convertible secured promissory notes are converted into the Company's common stock, an additional 36,000,000 shares of the Company's common stock would be outstanding.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from estimates used.

STOCK-BASED COMPENSATION

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. See Note 14 regarding the pro forma net loss per common share information as required by the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation", (SFAS No. 123).

The Company accounts for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, the Company measures the cost of such awards based on the fair market value of the options using the Black-Scholes method option-pricing model.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130 - "Reporting Comprehensive Income" - was adopted by the Company as of January 1, 1998. The new rules require the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Company's net loss, stockholders' deficit, or the Company's disclosures.

EXTRAORDINARY ITEMS

For the year ended December 31, 1999, an extraordinary expense of $496,069 was recorded as the result of a debt restructuring which is more fully discussed in
Note 5.

For the year ended December 31, 1998, extraordinary income of $282,999 was recorded as the result of re-negotiation of terms with various accounts payable vendors.

NEW ACCOUNTING STANDARDS

In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is effective beginning in 2000. The adoption of SFAS 133 is not expected to have a material impact on the financial position or results of operations of the Company.

In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. It is effective for the first fiscal quarter beginning after December 15, 1999. The Company does not expect the adoption of SAB No. 101 will have a material effect on its results of operations or financial condition.

RECLASSIFICATIONS

Certain reclassifications have been made in the prior year to conform to the current classification.

NOTE 2. GOING CONCERN UNCERTAINTY

As reflected in the accompanying financial statements, the Company incurred a loss of $4,184,078 and used operating cash of $ 2,339,753 for the year ended December 31, 1999. In addition, at December 31, 1999, the Company's current liabilities exceed current assets by $1,394,471. The Company's continued existence and plans for future growth are dependent in part upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the market for software migration services and related products. If the Company is not able to achieve break-even, obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, the Company will be unable to continue as a going concern.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 2. GOING CONCERN UNCERTAINTY, (CONTINUED)

During 1999, the Company was actively seeking a larger investor in order to assist in funding the Company's working capital requirements. In January, 2000 the Company entered into a private placement agreement that may provide the Company up to $3,750,000 (See Note 16), of which $2,500,000 has been received. Management believes that the proceeds of this private placement and anticipated operating revenues will meet working capital requirements for 2000. If operating revenues fall short of management's projections, or if the remaining $1,250,000 of the private placement is not funded, management anticipates seeking additional funds through private offerings. While the Company was seeking capital for its working capital requirements, it was developing relationships with industry leaders in order to market and sell its products in 2000.

The Company anticipates that in 2000, its efforts to build relationships with industry leaders and obtain financing of its working capital needs will lead to revenues sufficient to return the Company to profitability. However, there can be no assurance that the Company will successfully penetrate the market for software migration services or that full funding of the January 2000 private placement agreement will be received.

The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.


NOTE 3. OTHER CURRENT ASSETS

Other current assets consist of the following at December 31, 1999 and 1998:


                                                              1999             1998
                                                         ------------     ------------
       Officer and employee receivables                  $     12,188     $      2,864
       Prepaid expenses                                        16,028           22,524
       Other                                                       --            4,236
                                                         ------------     ------------
                                                         $     28,216     $     29,624
                                                         ============     ============



NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1999 and 1998:

                                                              1999             1998
                                                         -------------    ------------
       Furniture and equipment                           $     706,966    $    697,312
       Equipment under capital lease                           101,379         101,379
       Leasehold improvements                                   30,746          30,746
                                                         -------------    ------------
                                                               839,091         829,437
       Less accumulated depreciation and amortization         (765,726)       (630,735)
                                                         -------------    ------------
                                                         $      73,365    $    198,702
                                                         =============    ============

Depreciation expense for the years ended December 31, 1999 and 1998, was $99,397 and $120,573, respectively. Amortization expense for equipment under capital lease and leasehold improvements was $35,594 for each of the years ended December 31, 1999 and 1998.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998



NOTE 5. NOTES PAYABLE

Notes payable at December 31, 1999 and 1998, include the following:


                                                                                               1999           1998
                                                                                        -----------    -----------
Notes payable to an officer, dated November 12 and 15, 1999, bearing interest at 10% per annum, due upon demand, paid January, 2000. The note holder was granted a two-year warrant to purchase 3,500 shares of common stock at $0.01
per share.                                                                              $    35,000    $        --

Note payable to an officer, dated November 27, 1998, bearing interest at 16%
per annum, due December 31, 1999. The note holder was granted a two-year
warrant to purchase 3,000 shares of common stock at $0.01 per share.                             --         30,000

Note payable to a Director of the Company, net of unamortized discount of
$1,638, bearing interest at 10% per annum, due and paid in February 2000. The note holder was granted a two-year warrant to purchase 50,000 shares of common
stock at $0.01 per share.                                                                    23,362             --
                                                                                        -----------    -----------
      Subtotal notes payable to related parties                                              58,362         30,000

Senior Secured Promissory Notes, net of unamortized discount of $25,359 at
December 31, 1998, bearing interest at 10% per annum, collateralized by accounts receivable, equipment, and intellectual property, due July 1, 1999
Holders of the Senior Secured Promissory Notes were granted warrants to
purchase 3,178,591 shares of common stock.                                                       --      1,087,141

Various one -year notes payable, net of unamortized discount of $19,159, bearing interest at 10% per annum, due in February and March 2000, paid in
February 2000. Note holders were granted two-year warrants to purchase an
aggregate of 585,000 shares of common stock at $0.01 per share.                             273,341             --

Notes payable to an outside investor, dated December 4 and December 28, 1998, bearing interest at 16% per annum, collateralized by all assets owned or thereafter acquired. Modified, extended and renewed October 31, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling $21,100 with a final maturity of December 31, 2000. In connection with the modification, the note holder was granted two-year warrants to purchase 100,000 shares of common stock at $0.01 per share and 100,000
shares of common stock at $0.20 per share.                                                  232,545        150,000

Note payable to an outside  investor,  dated December 23, 1999,  bearing
interest at 16% per annum, due January 23, 2000, paid in January, 2000.                     100,000             --

Note payable to an outside investor, dated December 13, 1999, bearing interest at 16% per annum, due December 31, 1999, paid in January, 2000. The note holder was granted a two-year warrant to purchase 10,000 shares of common stock at
$0.01 per share.                                                                            100,000             --

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 5.  NOTES PAYABLE, (CONTINUED)

                                                                                             1999           1998
                                                                                        -----------    -----------
Note payable to an outside investor, dated July 29, 1999, bearing interest at
16% per annum, due upon demand with an option to renew monthly with payment of interest, monthly commitment fee of $2,000 and beginning in September, 1999 granting upon each renewal warrants exercisable within two years to purchase
10,000 shares of the Company's stock at $0.01 per share, paid January, 2000.                100,000             --

Note payable to a former employee, dated March 3, 1998, bearing interest at 14%,
payable in monthly installments of $1,000, due December 10, 2003.                             36,165         42,603


Note payable to a third party, as settlement of suit, dated October 28, 1998, payable in monthly installments of $2,000 with a final maturity of October 1,
2000.                                                                                         20,000         44,000

Note payable to a consultant for services, dated October 1, 1999, bearing interest at 16% per annum, due and paid January 31, 2000. The note holder was granted
a two-year warrant to purchase 6,150 shares of common stock at $0.01 per share.              61,503             --
                                                                                        -----------    -----------
             Subtotal to third parties                                                      923,554      1,323,744
                                                                                        -----------    -----------

             Total outstanding, net of unamortized discounts                                981,916      1,353,744
             Less current portion                                                          (953,151)    (1,297,579)
                                                                                        -----------    -----------
             Long-term portion                                                          $    28,765    $    56,165
                                                                                        ===========    ===========


A summary of future maturities follows:

             Year ended December 31,
               2000                                                                     $ 953,151
               2001                                                                         8,885
               2002                                                                         9,926
               2003                                                                         9,954
               2004                                                                             -
                                                                                        ---------
                                                                                        $ 981,916
                                                                                        =========

During the year ended December 31, 1999 and 1998, loan origination fees of $1,300 and $4,600, respectively, were paid to Directors and Officers of the Company who granted loans to the Company.

The Company was unable to repay the $1,112,500 of Senior Secured Promissory Notes at maturity on July 1, 1999. In an effort to reach a settlement agreement on mutually acceptable terms, on July 31, 1999, the Company paid the semi-annual interest due to all of the note holders, and subsequently submitted a proposal to modify the terms of the notes. Under terms of our proposal, (1) the annual interest rate on the notes would remain at ten percent, (2) the next semi-annual interest payment would remain payable on January 31, 2000, with the final interest payment being due on July 1, 2000, (3) the exercise price of the related warrants to purchase an aggregate

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 5. NOTES PAYABLE, (CONTINUED)

of 3,178,591 shares of the Company's common stock would be reduced from $0.35 to $0.20 per share, (4) the expiration date of the warrants would be extended from July 1, 2000 to July 1, 2001, and (5) the principal amount of the notes plus any accrued interest, combined, would be convertible into shares of the Company's common stock at per share prices of (i) $0.125 through November 30, 1999, (ii) $0.20 from December 1, 1999, through February 29, 2000, and (iii) $0.35 from March 1, 2000 through May 31, 2000.

During the period September 2, 1999 to November 30, 1999, all of the holders of the Senior Secured Promissory Notes elected to convert the $1,112,500 plus $19,949 of accrued interest into 9,059,605 shares of common stock at $0.125 per share. In connection with the conversion of the Senior Secured Notes to equity and extension of the term of the related warrants, the Company recognized an extraordinary item of $496,069.

NOTE 6. CAPITAL LEASE

The Company acquired certain office equipment under the provisions of a long-term capital lease. For financial reporting purposes, minimum lease payments have been capitalized. The lease expires in June, 2000.

Future minimum lease payments under the capital lease and the net present value of the future minimum lease payments at December 31, 1999, were $16,063 and $11,313, respectively.

NOTE 7. ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 1999 and 1998:

                                       1999         1998
                                 ----------   ----------
Interest                         $   46,540   $   46,634
Legal and professional               41,050           --
Salaries and employee benefits       55,008       63,192
Contract labor                       14,760       25,933
Commissions                              --       13,122
Printing                                 --        6,092
Other                                 1,232        4,096
                                 ----------   ----------
                                 $  158,590   $  159,069
                                 ==========   ==========

NOTE 8.  INTEREST AND FINANCING EXPENSE

In connection with financing Company operations, certain debt transactions included issuance of warrants to purchase Company common stock at prices ranging from $0.01 to $0.20 per share. The Company has recorded financing expense equal to the fair value of the warrants.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998



NOTE 9. OTHER INCOME (EXPENSE)

Other income (expense) for the years ended December 31, 1999 and 1998 were comprised of the following:


                                          1999          1998
                                    ----------    ----------
Interest income                     $      269    $    9,102
Miscellaneous income                        10         4,807
Loss on sale of assets                      --       (93,486)
                                    ----------    ----------
                                    $      279    $  (79,577)
                                    ==========    ==========

NOTE 10.  INCOME TAXES

Deferred tax assets and liabilities at December 31, 1999 and 1998, consist of the following:

                                                          1999            1998
                                                     ------------    ------------
Current deferred tax asset                           $     46,929    $     24,600
Current deferred tax liability                                 --         (22,745)
Valuation allowance                                       (46,929)         (1,855)
                                                     ------------    ------------
Total current deferred tax asset (liabilities)       $         --    $         --
                                                     ============    ============



Non-current deferred tax asset                       $  3,791,353    $  2,400,559
Valuation allowance                                    (3,791,353)     (2,400,559)
                                                     ------------    ------------
Net non-current deferred tax asset (liability)       $         --    $         --
                                                     ============    ============

The current deferred tax asset results primarily from accrued salaries, the provision for doubtful accounts, and other expenses not currently deductible for tax purposes. The current deferred tax liability results from an adjustment for the change from the cash to the accrual method of accounting for Federal income tax purposes in a prior year. The non-current deferred tax asset results primarily from differences in depreciation rates for financial reporting and Federal income tax purposes and the benefit of net operating losses. The net current and non-current deferred tax assets have been fully reserved due to the uncertainty of generating future taxable income during the carry forward period. The valuation allowance increased by $1,419,932 from December 31, 1998 to December 31, 1999.

The Company's income tax expense (benefit) for the years ended December 31, 1999 and 1998, differed from the statutory Federal tax rate as follows:


                                                          1999            1998
                                                     ------------    ------------
Statutory rate applied to loss before income taxes   $ (1,422,587)   $ (1,175,745)
Increase in valuation allowance                         1,419,932       1,179,678
Other                                                       2,655          (3,933)
                                                     ------------    ------------
Income tax expense (benefit)                         $         --    $         --
                                                     ============    ============

Net operating losses generated through December 31, 1999, eligible to be carried forward to future years of approximately $ 10,968,000 will expire between 2010 and 2014.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 11. RELATED PARTY TRANSACTIONS

In January 1999, the Company entered into a short-term note payable agreement with an officer of the Company. This $30,000 loan was repaid in February 1999 with interest at 16%. The officer was granted a warrant for the purchase of 3,000 shares of common stock at $0.01 per share in connection with this loan.

In August 1999, the Company entered into a short-term note payable agreement with a Director of the Company. This $100,000 loan was repaid in September 1999 with interest at 10%. The officer was granted a warrant for the purchase of 20,000 shares of common stock at $0.01 per share in connection with this loan.

In January and February, 1998, the Company was extended an aggregate of $254,000 of short-term notes by three Directors of the Company. Interest rates varied from 10% to 12% and were convertible into the Company's common stock at $0.20 per share. Warrants to purchase 175,000 shares of the Company's common stock at prices ranging from $0.01 to $0.20 per share were granted to these Directors in connection with the funding of these notes. During March, 1998, $200,000 of the principal of these notes was converted into 1,000,000 shares of common stock. Accrued interest and the balance of the notes was paid in April, 1998. In March, 1999, the Company issued 75,000 shares of its common stock to two directors as a result of exercise of these warrants.

Effective March 25, 1998, the Company reached an agreement with its former principal executive officer, Mr. Richard Dews, regarding actions of Mr. Dews as Chairman and CEO, efforts by Mr. Dews to sell shares of the Company's Common Stock, originally acquired and restructured pursuant to Rule 144 of the Act, and claims made against the company by Mr. Dews totaling approximately $640,000. Pursuant to the agreement, which was finalized on March 31, 1998, (1) the Company acquired from Mr. Dews 9,400,000 shares of the Company's Common Stock for $740,000, (2) the Company agreed to file a registration statement or take other appropriate steps to allow free trading of the remaining shares owned by Mr. Dews, (3) the Company issued to Mr. Dews a transferable warrant to purchase up to 600,000 shares of the Company's unregistered and free trading Common Stock, subject to Section 144 rules and regulations, at $0.25 per share,
(4) the Company paid to Mr. Dews $60,000 in full satisfaction, including principal and accrued interest, of amounts previously loaned to the Company by Mr. Dews, (5) the Company released Mr. Dews from all claims arising from or relating to the employment of Mr. Dews or the promissory note from the Company to Mr. Dews, (6) Mr. Dews released the Company from all claims, estimated by Mr. Dews to total approximately $640,000, arising from or relating to the employment of Mr. Dews or the promissory note from the Company to Mr. Dews, including back wages relating to accrued but unused vacation pay, and (7) pursuant to a promissory note dated March 25, 1998, no stated interest, the Company agreed to pay to Marilyn Johnson the amount of $68,250 in installments of $1,000 for 68 months on the tenth of each month beginning April 10, 1998, with the final payment of $250 being due on December 10, 2003. Attorney fees paid by the Company as a result of negotiating the settlement with Mr. Dews were comprised of (1) the transfer of 390,454 shares of the Company's Common Stock and (2) $210,523 paid in cash. One-half of the attorney fees paid related to this settlement were paid to a director of the Company, acting in the capacity of the Company's legal counsel.

In July, 1998, three Directors of the Company were granted warrants for 1,683,250 shares of the Company's common stock at an exercise price of $0.20 per share, with an expiration date of July 1, 2001. These warrants were granted in exchange for Placement Agent fees and consulting services related to the Company's private stock offerings in 1998.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 11. RELATED PARTY TRANSACTIONS

A Company Director purchased in 1998, 500,000 and 100,000 common shares of the Company at $0.20 per share. These purchases were part of 1998 private placements. The 100,000 common shares also included warrants to purchase an additional 100,000 shares at $0.10 per share exercisable until September, 2001.

A Director of the Company was paid legal fees of $1,350 and $37,637 in 1999 and 1998 respectively. During 1998, the Company paid fees totaling $24,584 to four Directors in their capacity as directors. No fees were paid or payable to directors in 1999.

NOTE 12. COMMITMENTS AND CONTINGENCIES

The Company leases its office facility under a non-cancelable operating lease, with a monthly base rent of $10,650, which expires in April, 2000. Total rent expense in 1999 and 1998 was $139,499 and $127,800, respectively.

Each of the four officers of the Company has an employment agreement, which renews annually, subject to a 30-day written notice of termination. The agreements include provisions for bonuses, commissions and stock options. In 1999 and 1998 the four officers were paid an aggregate of $477,500 and $464,173, respectively, under the terms of these agreements.

The Company is party to a personal property tax claim arising in the ordinary course of business. A payable which in the opinion of management, is sufficient to reserve for this claim has been recorded as of December 31, 1999 and 1998.

NOTE 13. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. Accounts receivable in the aggregate of $160,700 have been collected through March 31, 2000. The Company's accounts receivables are unsecured.

For the years ended December 31, 1999 and 1998, significant customers accounted for the percentages of the Company's total revenues as indicated below. These revenues were associated with the Company's Y2K product which is no longer being marketed.

                               1999     1998
                               ----     ----
Ctek, Ltd.                       24%      --%
Sun Professional Services        18       --
Federal Express                  17       --
EDS                              14       --
Reasoning, Inc.                  11       25
Bell Sygma                       --       46
The Sabre Group, Inc.            --       13
                               ----     ----
                                 84%      84%
                               ====     ====

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 14. CAPITAL STOCK, WARRANTS AND OPTIONS

CAPITAL STRUCTURE

The Company is authorized to issue 200,000,000 shares of no par common stock, of which 78,660,189 and 54,421,618 shares were issued and outstanding at December 31, 1999 and 1998, respectively. The Company is also authorized to issue 1,000,000 shares of convertible 12% preferred stock, $1,000 par value, redeemable at par value plus cumulative dividends. At December 31, 1999 and 1998, no convertible preferred stock was issued or outstanding.

ISSUANCES OF COMMON STOCK

PRIVATE PLACEMENTS

During 1999, the Company completed private placements of 11,679,500 shares of unregistered common stock, plus two-year warrants to purchase a total of 2,335,900 unregistered shares of common stock at $0.20 per share, at a price of $0.125 per common share yielding proceeds of $1,459,937. Both the unregistered common shares sold and issuable upon exercise of the underlying warrants contain piggyback registration rights.

During March and September 1998, the Company completed private placements of 22,790,000 shares of common stock at $0.20 per common share yielding proceeds of $4,558,000. In connection with the March 1998 offering, the Company issued warrants to various individuals who had either acted as placement agents or furnished consulting services to the Company for the purchase of 2,147,750 shares of common stock at $0.20 per share. In connection with the September 1998 offering, purchasers of common stock also received warrants to purchase 1,000,000 shares of common stock at $0.10 per share.

CONVERSION OF DEBT TO EQUITY

During the period September 2, 1999 to November 30, 1999, the Company issued 9,059,605 shares of common stock in settlement of principal and accrued interest related to the Senior Secured Notes which became due July 1, 1999 (See
Note 5).

During 1998, the Company issued 1,375,000 shares of common stock in settlement of $275,000 of notes payable, including $175,000 of amounts due to directors of the Company.

EXERCISE OF OPTIONS AND WARRANTS

During 1999 and 1998, the Company issued 3,498,786 and 54,000 shares of common stock, respectively, upon exercise of options and warrants yielding proceeds of $278,260 and $11,250, respectively.

TREASURY STOCK

During 1998, the Company repurchased 9,009,546 shares of common stock, net of 390,454 of shares issued for services in connection with the repurchase (See
Note 11).

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 14. CAPITAL STOCK, WARRANTS AND OPTIONS, (CONTINUED)

EMPLOYEE STOCK PURCHASE PLAN

During 1999 and 1998, the Company issued 680 and 3,464 shares of common stock, respectively, representing the employers match of shares purchased by employees under the Company's Employee Stock Purchase Plan .

WARRANTS

A summary of warrants outstanding as of December 31, 1999 and 1998 is as follows:

                                                                                      1999         1998
                                                                                   ----------   ----------
Warrants for purchase of 2,335,900 shares at $0.20 per share, issued in connection with private placements of unregistered common stock in 1999,
expiring between March and December 2001                                            2,335,900           --

Warrants for purchase of 1,000,000 shares at $0.10 per share, issued in connection with the September 1998 private placement of unregistered common
stock, expiring September 2001                                                        950,000    1,000,000

Warrants for purchase of 2,147,750 shares of common stock at $0.20 per share, issued in connection with March 1998 private placement of common stock,
expiring July 2001                                                                  2,147,750    2,147,750

Warrants issued for purchase of 704,878 shares at $0.2563 to $0.40 per share, issued in connection with placement of debt in 1996. In 1998, the exercise price for 500,000 shares was decreased from $0.50 to $0.40 per share.  In
October 1999, the Company agreed to reduce the exercise price to $.125 in                  --      704,878
exchange for immediate exercise

Warrants for purchase of 3,178,591 shares of common stock at $0.20 per share, issued in connection with Senior Secured Promissory Notes, expiring July 2001,
as modified in 1999 (See Note 5)                                                    3,178,591    3,178,591

Warrants for purchase of 927,650 shares of common stock at $0.01 to $0.20 per share, issued in connection with short term borrowings in 1999, expiring
between October and December 2001 (See Note 5)                                        209,650           --

Warrants issued for purchase of 468,000 shares of common stock at $0.01 to
$0.20 per share, issued in connection with notes payable dated in 1998 (See           100,000      445,500
Note 5)

Warrants issued for purchase of 10,000 shares of common stock at $0.35 per
share, issued in connection with note payable dated in 1997, expiring June 2000        10,000       10,000

                                                                                   ----------   ----------
Total                                                                               8,931,891    7,486,719
                                                                                   ==========   ==========


Warrant activity is summarized as follows:

                                                                WARRANT PRICE
                                                          --------------------------
                                            WARRANTS       WEIGHTED         TOTAL
                                                           AVERAGE
                                           -----------    -----------    -----------
Outstanding at December 31, 1997             3,893,469    $    0.3643    $ 1,418,507
     Granted                                 4,115,750         0.1836        755,605
     Canceled                                 (500,000)         (0.50)      (250,000)
     Exercised                                 (22,500)         (0.01)          (225)
                                           -----------    -----------    -----------
     Outstanding at December 31, 1998        7,486,719         0.2570      1,923,887
     Granted                                 3,263,550         0.1518        495,457
     Exercised                              (1,818,378)       (0.0688)      (125,120)
     Exercise price modification                    --        (0.1651)      (641,179)
                                           -----------    -----------    -----------
Outstanding at December 31, 1999             8,931,891    $    0.1851    $ 1,653,045
                                           ===========    ===========    ===========

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 14. CAPITAL STOCK, WARRANTS AND OPTIONS, (CONTINUED)

STOCK OPTIONS GRANTED TO NON-EMPLOYEES

A summary of stock options granted to non-employees outstanding as of December 31, 1999 and 1998 is as follows:

                                                                                         1999         1998
                                                                                   ----------   ----------
Granted August 1999 to EAI Partners, Inc. to purchase 5,902,614 shares of
common stock, expiring September 2000 to September 2001 (See below)                 4,570,281           --

Granted March 1998 to former CEO, exercisable at $0.25 per share, expiring
March 2000  (See Note 11)                                                             600,000      600,000

Granted October 1998 in exchange for software, exercisable at $0.12 per share              --      200,000

Granted September 1997 for services rendered, exercisable at $.70 per share,
expiring December 2002                                                                240,000      240,000

Granted July 1997 for services rendered, exercisable at $.50 per share,
expiring July 2000                                                                     35,000       35,000

Granted June 1997 to a Director for services rendered, exercisable at $.35 per
share, expiring June 2000                                                              25,000       25,000

Granted July 1999 for services to be rendered, exercisable at $0.20 per share vesting at rate of 7,500 per month through July 2001, expiring July 2002;
Agreement canceled February, 2000 at which time 60,000 shares were vested             180,000           --

Granted August 1999 for prior services rendered, exercisable at $0.20 per
share, immediately vested, expiring July 2001                                          25,000           --

Granted December 1999 for services rendered, exercisable at $0.01 per share
immediately vested, expiring December 2001                                             10,000           --
                                                                                   ----------   ----------
Total                                                                               5,685,281    1,100,000
                                                                                   ==========   ==========

In August, 1999, the Company entered into a Stock Option Agreement with EAI Partners, Inc. ("EAI") which replaced a November, 1996 stock option agreement, covering 6,000,000 shares of the Company's common stock, between EAI and the Company's former CEO, pursuant to which the Company was required to register the shares under the options. As a part of the Company's settlement agreement with the Company's former CEO, the Company agreed to indemnify the former CEO against any liability arising from the Company's failure to register the EAI options as required by the November, 1996 stock option agreement. The August, 1999 Agreement granted EAI an option to purchase 5,903,614 shares of the Company's common stock. The first 1,903,614 option shares are exercisable at a price of $0.075 per share with the final 4,000,000 option shares being exercisable at the greater of $.20 or 50% of the average closing bid prices per share of the Company's common stock for the five business days immediately prior to the date EAI exercises the final 4,000,000 stock options. The Company has agreed to file a registration statement covering the option shares no later than August 31, 2000. As of December 31, 1999, EAI has exercised 1,333,333 of the first 1,903,614 stock options. In the event the Company fails to file a registration statement by August 31, 2000, EAI will be entitled to an option to acquire an additional 600,000 shares at the greater of $0.50 or 50% of the closing price for the five-days preceding exercise, expiring September 1, 2001. The Company has recognized a loss in the amount of $706,500 as a result of the August, 1999 Agreement.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998



NOTE 14. CAPITAL STOCK, WARRANTS AND OPTIONS, (CONTINUED)

Stock options granted to non-employees is summarized as follows:

                                                           OPTION PRICE
                                                     --------------------------
                                                       WEIGHTED
                                        OPTIONS        AVERAGE         TOTAL
                                      -----------    -----------    -----------
Outstanding at December 31, 1997          440,000    $    0.6034    $   265,500
     Granted                              800,000         0.2175        174,000
     Canceled                            (140,000)       (0.5089)       (71,250)
     Exercised                                 --             --             --
                                      -----------    -----------    -----------
Outstanding at December 31, 1998        1,100,000         0.3348        368,250
     Granted                            6,118,614         0.1608        983,871
     Exercised                         (1,533,333)       (0.0809)      (124,000)
                                      -----------    -----------    -----------
Outstanding at December 31, 1999        5,685,281    $    0.2160    $ 1,228,121
                                      ===========    ===========    ===========


STOCK OPTIONS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In 1997, the Company established a stock option plan ("1997 Plan"); however, the 1997 Plan was not approved by the Company's stockholders within the time specified and was terminated in 1999. Outstanding options issued pursuant to the 1997 Plan were canceled in 1999.

The Company adopted a new stock option plan, the 1999 Stock Option Plan ("1999 Plan"). Under the terms of the 1999 Plan, the Company could grant up to 2,000,000 shares of the Company's common stock. The 1999 Plan was not approved by the Company's stockholders within one year of adoption by the Company's Board of Directors, thereby converting options, granted under the 1999 Plan to non-qualified options for Federal income tax purposes. All terms of the options remained unchanged.

In January, 2000, the Company's Board of Directors approved, subject to stockholders' approval a long-term incentive plan, which provides for granting up to a maximum of 7,000,000 shares of the Company's common stock in the form of stock options, dividend equivalent rights or restricted share awards to Company Directors, officers, employees and consultants. The name of this plan is MigraTEC, Inc. Long-Term Incentive Plan ("2000 Plan").

The Company has issued stock options to employees, officers and directors as summarized in the table below.


                                                      OFFICERS                           OPTION PRICE
                                                        AND                        ---------------------------
                                       EMPLOYEES      DIRECTORS       TOTAL          WEIGHTED         TOTAL
                                                                                     AVERAGE
                                      -----------    -----------    -----------    -----------    -----------
Outstanding at December 31, 1997          613,406      4,109,855      4,723,261    $    0.3788    $ 1,789,156
Granted                                 1,676,492     13,900,000     15,576,492         0.2144      3,339,447
Canceled                                 (805,206)    (4,109,855)    (4,915,061)       (0.3930)    (1,931,684)
Exercised                                 (31,500)            --        (31,500)       (0.3500)       (11,025)
                                      -----------    -----------    -----------    -----------    -----------
Outstanding at December 31, 1998        1,453,192     13,900,000     15,353,192         0.2075      3,185,894
Granted                                 2,421,904             --      2,421,904         0.1985        480,706
Canceled                               (2,163,812)    (6,950,000)    (9,113,812)        0.2117     (1,929,681)
Exercised                                 (22,075)      (125,000)      (147,075)        0.1981        (29,139)
                                      -----------    -----------    -----------    -----------    -----------
Outstanding at December 31, 1999        1,689,209      6,825,000      8,514,209    $    0.2006    $ 1,707,780
                                      ===========    ===========    ===========    ===========    ===========

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 14. CAPITAL STOCK, WARRANTS AND OPTIONS, (CONTINUED)

Effective September 7, 1999, the Company officers and four directors agreed to modify options previously granted for services provided as follows (a) the number of shares underlying each option was voluntarily reduced by 50%, (b) the remaining 50% of the shares underlying each option remained fully vested as of the date of the modification, (c) for officers, the expiration date was re-defined to be four years after the date of termination of employment, (d) for directors the expiration date was re-defined to be four years after the date of the modification. The exercise price for the modified options was unchanged at $0.20 per share. There was no impact on the financial statements as a result of this modification.

Options in the aggregate of 1,689,209 expire from April, 2001, through December, 2004. The remaining options, which aggregate 6,825,000, have been granted to officers and directors and expire 48 months after termination of employment or 48 months from date of the modification for Directors.

COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

Substantially all options issued to directors, officers and employees were issued with exercise prices equal to fair value. Fair value for all options issued is generally the trading price at the date of issuance. Had compensation cost for the Company's stock options been determined consistent with SFAS 123, the Company's net loss per share would have been adjusted to the pro forma amounts indicated below:

                                                          YEARS ENDED DECEMBER 31,
                                                     ----------------------------------
                                                          1999               1998
                                                     ---------------    ---------------
Net income (loss)
     As reported                                     $    (4,184,078)   $    (3,458,075)
                                                     ===============    ===============
     Pro forma                                       $    (4,263,881)   $    (5,081,264)
                                                     ===============    ===============
Income (loss) per common share (basic and diluted)
     As reported                                     $        (0.079)   $        (0.086)
                                                     ===============    ===============
     Pro forma                                       $        (0.080)   $        (0.126)
                                                     ===============    ===============


The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its stock-based compensation plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes method option-pricing model. The following assumptions were used for grants in 1999: dividend yield of 0%, volatility range of 104% to 120%, risk free interest rate estimated as 5% with an expected life of 2 to 4 years. The following assumptions were used for grants in 1998: dividend yield of 0%, volatility of 86%, risk free interest rate estimated as 5% with an expected life of 1 to 5 years.

The fair value of each option grant given to both employees and non-employees is estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of the option granted under this model when fair value equaled the exercise price and when the fair value was greater than the exercise price was $0.13 and $0.09 per option, respectively, for the years ended December 31, 1999 and 1998.

The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998

NOTE 14. CAPITAL STOCK, WARRANTS AND OPTIONS, (CONTINUED)

The following summarizes information about options granted to employees, officers and directors and non-employees outstanding at December 31, 1999:

                               OUTSTANDING OPTIONS                                     OPTIONS EXERCISABLE
                           ----------------------------------                    ------------------------------
                                              WEIGHTED AVG.      WEIGHTED                       WEIGHTED AVG.
        RANGE OF             NUMBER            REMAINING            AVG.           NUMBER       EXERCISABLE
     EXERCISE PRICES       OUTSTANDING       CONTRACTUAL LIFE   EXERCISE PRICE   EXERCISABLE       PRICE
     ---------------       -----------       ----------------   --------------   -----------    -------------
Employees
   $0.1719 to $ 0.3906     1,689,209          3.73 years        $  0.2035            534,140      $  0.2983

Officers and Directors
$  0.20                    6,825,000                 N/A         $   0.20          6,825,000      $  0.20

Non-Employees
$  0.01 to $0.70           5,685,281          1.34 years         $   0.22          5,542,781      $  0.22


TOTAL OPTIONS AND WARRANTS OUTSTANDING AT DECEMBER 31, 1999

At December 31, 1999, the Company had options and warrants for the purchase of common shares as follows:


Warrants                                    8,931,891
Stock Options:
   Non-Employees                            5,685,281
   Directors, Officers and Employees        8,514,209
                                           ----------
Total                                      23,131,381
                                           ==========


COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS GRANTED TO NON EMPLOYEES

The Company has recorded compensation expense in 1999 and 1998 for all options and warrants issued to non-employees. Such compensation expense was determined using the Black-Scholes method option-pricing model, using assumptions consistent with those noted above.

NOTE 15. EMPLOYEE SAVINGS PLAN

Effective January 1, 1994, the Company adopted a discretionary 401(k) savings plan ("Plan") for its employees. This Plan is available to all employees meeting certain eligibility requirements, as further described in the Plan documents. No discretionary employer contributions were made for the years ended December 31, 1999 and 1998. Participants are 100% vested in the portion of the Plan representing employee contributions. Participants vest 20% in employer contributions after two years of service (as defined by the Plan document) and 20% each year thereafter.

NOTE 16. SUBSEQUENT EVENTS

During January 2000, the Company completed private placement of 2,451,000 shares of common stock at $0.125 per share yielding proceeds of $306,375.

On January 25, 2000 ("Initial Closing"), the Company closed the first stage of a potential three-stage private financing of the Company by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors").

At the Initial Closing, the Investors entered into a Note and Warrant Purchase Agreement with the Company (the "Agreement") pursuant to which the Investors agreed to provide up to $3,750,000 of private financing to the Company, evidenced by convertible secured promissory notes of the Company (the "Notes"). Pursuant to the Agreement, the Investors have provided an aggregate of $2,500,000 through March 31, 2000. The Investors may also, at their election, provide up to $1,250,000 of additional financing to the Company on or before April 30, 2000.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 16. SUBSEQUENT EVENTS, (CONTINUED)

The Notes are convertible at any time, at the election of the Investors, into shares of the Company's common stock, on the basis of one share of common stock for each $.125 in principal amount of the Notes outstanding at the time of conversion. The notes do not accrue interest. The Agreement requires the Company to use its best efforts to create, as soon as practical and in any event by June 30, 2000, a new series of preferred stock designated as Convertible Preferred Stock, Series A, $.01 par value per share (the "Series A Preferred Stock"), into which the Notes will be convertible. Upon the creation of the Series A Preferred Stock, the Notes automatically convert into such Series A Preferred Stock on the basis of one share of Series A Preferred Stock for each $.125 in principal amount of Notes outstanding at the time of conversion. Shares of Series A Preferred Stock will be convertible into shares of common stock at the initial conversion rate of one share of common stock for each share of Series A Preferred Stock converted. As of March 31, 2000, the Notes may be converted, at the election of the Investors, into 20,000,000 shares of common stock. If the Investors provide the maximum amount of funding that may be provided to the Company under the Agreement, the Notes will be convertible into an aggregate of 30,000,000 shares of common stock.

Pursuant to the Agreement, the Company also agreed to issue to the Investors warrants to purchase shares of common stock. At the Initial Closing, the Company issued to the Investors warrants to purchase up to an aggregate of 2,000,000 shares of common stock. On March 31, 2000, the Company issued to the Investors additional warrants to purchase up to an additional 2,000,000 shares of common stock. If the Investors provide the maximum amount of funding that may be provided to the Company under the Agreement, the Investors will receive warrants to purchase a total of 6,000,000 shares of common stock. All of such warrants are exercisable for a period of 5 years from the date of issuance and have an exercise price of $0.20 per share.

Simultaneous with the Initial Closing of the Agreement, the Board of Directors of the Company elected a representative of each of the Investors as new members to the Company's Board of Directors.

Subsequent to December 31, 1999, certain officers and employees were granted, under the 2000 Plan, options to purchase common stock of the Company, the terms of which are summarized below:

                                                OPTION PRICE
                                           -----------------------
                                NUMBER      WEIGHTED
RANGE OF EXERCISE PRICES        GRANTED     AVERAGE        TOTAL
                              ----------   ----------   ----------
Granted at Market Value
     Officers and Directors
      $0.75                    1,150,000         0.75   $  862,500
     Employees
      $0.74 to $2.87             644,800        1.057      681,360
Granted below Market Value
     Officers and Directors
      $0.20 to $0.75           3,500,000        0.294    1,030,000
     Employees
      $0.75                      240,000         0.75      180,000
                              ----------   ----------   ----------
                               5,534,800   $    0.498   $2,753,860
                              ==========   ==========   ==========

The Company recorded total deferred compensation of $2,855,000 related to the stock options granted at less than market value. Such amount will be amortized as compensation expense over the respective vesting periods, which are principally 36 months. The expense related to the year ending December 31, 2000 will be $1,114,000.

                         MIGRATEC, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1999 and 1998


NOTE 16. SUBSEQUENT EVENTS, (CONTINUED)

The following summarizes common stock options and warrants exercised and common stock purchases during the period from January 1, 2000 through March 31, 2000:

                                                       SHARES
                                                     ----------
Common Stock Private Placement Sales                  2,451,000
Aggregate warrants and stock options exercised        8,130,198
                                                     ----------
                                                     10,581,198
                                                     ==========

Subsequent to December 31, 1999, the Company fully repaid notes payable aggregating approximately $714,000.

On April 12, 2000, the Company executed a non-cancelable operating lease for its office facility for a term of 39 months beginning May 1, 2000. The lease provides for a monthly base rent of $14,982 with three months of free rent, with the first rental payment due August 1, 2000. Below is a summary of the base rents for the next five years:

                                                        YEAR        AMOUNT
                                                        ----        ------
                                                           2000  $     74,910
                                                           2001       179,784
                                                           2002       179,784
                                                           2003       104,874
                                                           2004       -
                                                     Thereafter       -
                                                                 ------------
                                                                 $    539,352
                                                                 ============

                          MIGRATEC, INC. AND SUBSIDIARY

                      CONSOLIDATED CONDENSED BALANCE SHEETS



                                                                   SEPTEMBER 30, 2000  DECEMBER 31, 1999
                                                                   ------------------  -----------------
                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS
     Cash                                                             $    934,973       $      1,417
     Accounts receivable - billed                                          127,149            160,700
     Other current assets                                                  136,847             28,216
                                                                      ------------       ------------
         Total current assets                                            1,198,969            190,333


PROPERTY AND EQUIPMENT, NET                                                154,783             73,365

OTHER ASSETS
     Deferred financing costs                                                 --               30,000
     Capitalized software cost, net of amortization of $52,500
         and $37,500, 2000 and 1999, respectively                           30,892             52,500
     Other assets                                                            7,756             21,548
                                                                      ------------       ------------
         Total other assets                                                 38,648            104,048
                                                                      ------------       ------------
         TOTAL ASSETS                                                 $  1,392,400       $    367,746
                                                                      ============       ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Notes payable, net of  unamortized discount of $0 and
         $20,797 in 2000 and 1999, respectively                       $     70,036       $    953,151
     Accounts payable                                                      271,108            449,750
     Accrued expenses                                                      394,303            158,590
     Deferred income                                                       168,000             12,000
     Obligation under capital lease                                          1,047             11,313
                                                                      ------------       ------------
         Total current liabilities                                         904,494          1,584,804

LONG-TERM LIABILITIES
     Long-term portion of notes payable                                  3,772,161             28,765
     Long-term portion of obligation under capital lease                     4,539               --
                                                                      ------------       ------------
         Total long-term liabilities                                     3,776,700             28,765
                                                                      ------------       ------------
         TOTAL LIABILITIES                                               4,681,194          1,613,569

MINORITY INTEREST                                                           (3,752)            (3,752)

COMMITMENTS AND CONTINGENCIES

     PREFERRED STOCK

         50,000,000 shares authorized; none issued or outstanding               --                 --

STOCKHOLDERS' DEFICIT
     Common stock; no par value; 200,000,000 shares authorized;
         90,752,878 and 78,660,189 shares issued at September 30,
         2000 and December 31, 1999, respectively                           90,753          9,912,535
     Additional paid-in capital                                         20,821,336          2,261,472
     Treasury stock, at cost (9,864,449 shares in 2000 and 1999)        (1,777,891)        (1,777,891)
     Deferred stock compensation                                        (1,945,416)              --
     Accumulated deficit                                               (20,473,824)       (11,638,187)
                                                                      ------------       ------------
         Total stockholders' deficit                                    (3,285,042)        (1,242,071)
                                                                      ------------       ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                  $  1,392,400       $    367,746
                                                                      ============       ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                         THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                         --------------------------------    -------------------------------
                                                             2000             1999              2000               1999
                                                         ------------      ------------      ------------      -------------
REVENUES
          Software licenses                              $         --      $    152,923      $         --      $    417,319
          Consulting services                                  60,000           126,344            60,000           332,173
          Software maintenance fees                             3,000                --             9,000                --
                                                         ------------      ------------      ------------      ------------
              TOTAL REVENUES                                   63,000           279,267            69,000           749,492
                                                         ------------      ------------      ------------      ------------

COSTS AND EXPENSES
          Cost of revenues                                     22,052            42,120            22,052           130,080
          Selling and marketing                               326,614            15,980           629,372           261,673
          Research and development                            669,997           337,047         1,820,978         1,074,312
          General and administrative                          694,252         1,119,610         2,633,868         1,838,496
                                                         ------------      ------------      ------------      ------------
              TOTAL COSTS AND EXPENSES                      1,712,915         1,514,757         5,106,270         3,304,561
                                                         ------------      ------------      ------------      ------------

LOSS FROM OPERATIONS                                       (1,649,915)       (1,235,490)       (5,037,270)       (2,555,069)
Other income (expense)
    Interest and financing expense                            (10,315)          (62,194)       (3,856,977)         (347,571)
    Other income, net                                          24,666                64            58,610               245
                                                         ------------      ------------      ------------      ------------
              TOTAL OTHER INCOME (EXPENSE)                     14,351           (62,130)       (3,798,367)         (347,326)
                                                         ------------      ------------      ------------      ------------

LOSS BEFORE EXTRAORDINARY EXPENSE                          (1,635,564)       (1,297,620)       (8,835,637)       (2,902,395)

EXTRAORDINARY EXPENSE FOR RESTRUCTURE OF DEBT                      --          (318,023)               --          (318,023)
                                                         ------------      ------------      ------------      ------------

        NET LOSS                                         $ (1,635,564)     $ (1,615,643)     $ (8,835,637)     $ (3,220,418)
                                                         ============      ============      ============      ============

LOSS BEFORE EXTRAORDINARY EXPENSE PER COMMON SHARE       $    (0.0203)     $    (0.0238)     $    (0.1123)     $    (0.0586)

EXTRAORDINARY EXPENSE PER COMMON SHARE                             --           (0.0058)               --           (0.0064)
                                                         ------------      ------------      ------------      ------------

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)            $    (0.0203)     $    (0.0296)     $    (0.1123)     $    (0.0650)
                                                         ============      ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES
        ISSUED AND OUTSTANDING (BASIC AND DILUTED)         80,687,459        54,512,750        78,654,882        49,565,500
                                                         ============      ============      ============      ============





   The accompanying notes are an integral part of these financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                                              -------------------------------
                                                                                  2000              1999
                                                                              ------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                  $(8,835,637)     $(3,220,418)
     Adjustments to reconcile net loss to net cash used by operating activities:
         Depreciation and amortization                                             186,371          123,300
         Deferred stock compensation                                               909,584               --
         Interest expense associated with beneficial conversion feature of       3,750,000               --
         convertible debt
         Financing fees                                                                 --           33,794
         Warrants issued for financing fees                                          4,930          137,307
         Amortization of discount on notes payable                                  20,797           25,359
         Conversion of debt to common stock                                             --            8,490
         Issuance of options - settlement with EAI Partners, Inc.                       --          706,500
         Extraordinary expense for restructure of debt                                  --          318,023
         Change in assets and liabilities:
             (Increase) decrease in accounts receivable - billed                    33,551           59,456
             (Increase) decrease in accounts receivable - unbilled                      --          (38,160)
             (Increase) decrease in shareholder advance                                 --           (2,390)
             (Increase) decrease in deferred financing costs                        30,000               --
             (Increase) decrease in other current assets                          (190,049)         (14,816)
             Increase (decrease) in accounts payable                              (178,642)         114,663
             Increase (decrease) in accrued expenses                               235,713           (3,933)
             Increase (decrease) in deferred income                                156,000           15,000
                                                                               -----------      -----------
             Total adjustments                                                   4,958,255        1,482,593
                                                                               -----------      -----------
     Net cash used by operating activities                                      (3,877,382)      (1,737,825)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                          (175,385)          (5,328)
     Retirement of property and equipment                                           11,539               --
     Decrease in security deposits                                                  13,792               --
     (Increase) in capitalized software costs                                         (917)         (90,000)
                                                                               -----------      -----------
     Net cash provided by (used in) in investing activities                       (150,971)         (95,328)


CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                                 3,750,000          617,500
     Proceeds from issuance of common stock                                      2,128,152        1,397,799
     Payments under obligations of capital lease                                    (5,727)         (22,377)
     Repayment of shareholder advances                                                  --          (30,000)
     Repayment of notes payable                                                   (910,516)        (140,198)
                                                                               -----------      -----------
     Net cash provided by financing activities                                   4,961,909        1,822,724
                                                                               -----------      -----------
     Net increase (decrease) in cash                                               933,556          (10,429)

CASH - BEGINNING                                                                     1,417           17,389
                                                                               -----------      -----------
CASH - ENDING                                                                  $   934,973      $     6,960
                                                                               ===========      ===========

SUPPLEMENTAL DISCLOSURES:
     Interest paid                                                             $    98,288      $   159,093
                                                                               -----------      -----------
     Issuance of stock upon conversion of debt to equity                       $        --      $   720,572
                                                                               ===========      ===========



       The accompanying notes are an integral part of these consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MigraTEC, Inc., a Delaware corporation (the "Company"), is a developer and provider of software technology and expertise that automates the process of upgrading or migrating software, enabling it to operate on increasingly advanced operating and hardware systems.

During 1999, the Company redirected its strategic focus from selling software products aimed at Y2K solutions to developing proprietary technology designed to automate a significant amount of the manual upgrade or migration process from 32 bit to 64 bit operating systems and associated hardware. The majority of the Company's efforts in 1999 and 2000 were related to research and development activities.

The Company provides migration services and consulting to customers. The Company also intends to license, on a line of code basis, its software solutions to "end users" for their own internal migration projects, and to systems integrators and large services providers to perform outsourced projects for their own customers.

The Company is the parent of a majority owned foreign subsidiary, One Up Computer Services, Ltd. ("One Up, Ltd."), incorporated under the laws of the Province of Ontario, Canada. One Up, Ltd. ceased its operations in 1997. At December 31, 1999, a reserve was provided for all of the assets of One Up, Ltd. in the amount of $36,808, which the Company does not expect to be realizable. Liabilities of One Up, Ltd. of $45,736 will remain until the obligations are resolved.

The accompanying unaudited consolidated condensed financial statements reflect, in the opinion of management, all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations promulgated by the Securities and Exchange Commission. These statements should be read together with the audited financial statements and notes thereto for the years ended December 31, 1999 and 1998, included in the Company's Form 10-KSB for the fiscal year ended December 31, 1999 on file with the Commission. The results of operations for the interim periods shown herein are not necessarily indicative of the results to be expected for any future interim period or for the entire year.

PRINCIPLES OF CONSOLIDATION

The consolidated condensed financial statements include the accounts of the Company and One Up, Ltd., collectively referred to as "the Company." Intercompany transactions and balances have been eliminated in consolidation.

INDUSTRY SEGMENT

The Company operates in a single industry segment, the developing and providing of software technology that automates the process of upgrading or migrating software.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on the straight-line basis over the estimated useful life of 3 to 5 years for the related assets. Leasehold improvements are amortized over the life of the improvements or the lease term if shorter on a straight-line basis.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)



NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Deferred financing costs relate to costs incurred in the placement of the Company's debt and are amortized using the effective interest method over the term of the related debt.

CAPITALIZED SOFTWARE

The cost of purchased software is capitalized and amortized on a straight-line basis over the estimated useful life, which has been estimated to be 3 years. Amortization expense in the first nine months of 2000 and 1999 was $22,525 and $22,500, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include accounts receivable and accounts payable, for which the carrying amounts approximate fair value. Based on prevailing interest rates, management believes that the fair value of notes payable approximates book value.

COSTS OF SOFTWARE DEVELOPED FOR SALE

The Company expenses or capitalizes development costs of software to be sold in accordance with SFAS 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.

INCOME TAXES

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized.

The Company has incurred net operating losses for federal income tax purposes and it is uncertain as to whether the Company will generate future taxable income during the carry-forward period. Accordingly, the Company's net current and non-current deferred tax assets have been fully reserved at September 30, 2000 and December 31, 1999.

REVENUE RECOGNITION

The Company's revenues consist of software license revenues, consulting services revenues and software maintenance and support revenues.

Revenues are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position (SOP) 97-2 "Software Revenue Recognition".

The Company licenses software under license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. License fee revenue for certain application development and data access tools is recognized upon direct shipment to the end user. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed. Consulting services revenues includes revenue related to the Company's contract with Dell. This contract is a multiple elements agreement for which revenue is recognized pro rata over the contract term.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

Cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

LOSS PER SHARE

Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed to show the dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

The effect of stock options and warrants that aggregated 26,009,263 and 23,264,609 shares as of September 30, 2000 and 1999, respectively, would be anti-dilutive due to the Company's losses in 2000 and 1999 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

If the convertible secured promissory notes discussed in Note 3 are converted, an additional 30,000,000 shares of the Company's common stock would be outstanding.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could vary from estimates used.

STOCK-BASED COMPENSATION

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such excess is deferred and amortized as compensation expense over the respective vesting periods, which are principally 36 months.

The Company accounts for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, the Company measures the cost of such awards based on the fair market value of the options using the Black-Scholes option pricing model.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," was adopted by the Company as of January 1, 1998. The new rules require the reporting of comprehensive income and its components; however, the adoption of this statement had no impact on the Company's net loss, stockholders' deficit, or the Company's disclosures.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS

In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133 is not expected to have a material impact on the financial position or results of operations of the Company.

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, (SAB 101) "Revenue Recognition in Financial Statements." SAB 101 summarizes certain SEC views in applying generally accepted accounting principles to revenue recognition in financial statements. It is effective not later than the fourth quarter of fiscal years beginning after December 15, 1999. The adoption of SAB 101 has not had a material effect on the Company's results of operations or financial condition.

RECLASSIFICATIONS

Certain reclassifications have been made in the prior year to conform to the current classification.

NOTE 2. GOING CONCERN UNCERTAINTY

The Company incurred a loss of $4,184,078 and used operating cash of $2,339,753 for the year ended December 31, 1999. In addition, at December 31, 1999, the Company's current liabilities exceeded current assets by $1,394,471. In the nine months ended September 30, 2000, the Company incurred a loss of $8,835,637 and used operating cash of $3,877,382. The Company's continued existence and plans for future growth are dependent in part upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the developing market for software migration software, services and related products. If the Company is not able to achieve break-even, obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, the Company will be unable to continue as a going concern.

During 1999, the Company actively sought a large investor to assist in funding the Company's working capital requirements. In January, 2000 the Company entered into a private placement agreement that has provided the Company $3,750,000 (See
Note 3). Management believes that the proceeds of this private placement and anticipated operating revenues will meet working capital requirements into the fourth quarter of 2000. The Company plans to raise additional capital in the latter part of 2000 and potentially over the next twelve months to fund expanded sales and marketing as well as development efforts and continued operations. There can be no assurance that the Company will successfully raise additional funds sufficient to finance its continued operations.

The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

NOTE 3. NOTES PAYABLE

Notes payable include the following:



                                                                                  SEPTEMBER 30, 2000        DECEMBER 31, 1999
                                                                                  ------------------        -----------------
                                                                                      (UNAUDITED)
Notes payable to an officer, dated November 12 and 15, 1999, bearing interest at
10% per annum, due upon demand, paid January 2000. Pursuant to a short-term convertible loan and services agreement, the note holder was issued a two-year warrant to purchase 3,500 shares of common stock at $0.01 per share in 1999 and
an additional 3,500 shares in 2000.                                                   $        --           $     35,000

Note payable to a director of the Company, net of unamortized discount of
$1,638, bearing interest at 10% per annum, due and paid in February 2000. The note holder was issued a two-year warrant to purchase 50,000 shares of common
stock at $0.01 per share.                                                                      --                 23,362

Convertible note payable to an investor, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December
4 and 28, 1998. More fully described below.                                             1,775,000                     --

Convertible note payable to an investor, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December
4 and 28, 1998.  More fully described below.                                            1,975,000                     --

Various one -year notes payable, net of unamortized discount of $19,159, bearing interest at 10% per annum, due in February and March 2000, paid in February
2000. Note holders were issued two-year warrants to purchase an aggregate of
585,000 shares of common stock at $0.01 per share.                                             --                273,341

Notes payable to an investor, dated December 4 and December 28, 1998, bearing interest at 16% per annum, collateralized by all assets owned or thereafter acquired. Modified, extended and renewed October 31, 1999 bearing interest at
16% per annum, repayable with monthly installments of principal and interest totaling $21,100 with a final maturity of December 31, 2000. In connection with the modification, the note holder was issued two-year warrants to purchase
100,000 shares of common stock at $0.01 per share and 100,000 shares of common
stock at $0.20 per share.                                                                  61,636                232,545

Note payable to an investor, dated December 23, 1999, bearing interest at 16%
per annum, due January 23, 2000, paid in January 2000.                                         --                100,000

Note payable to an investor, dated December 13, 1999, bearing interest at 16%
per annum, due December 31, 1999, paid in January 2000. The note holder was issued a two-year warrant to purchase 10,000 shares of common stock at $0.01 per
share.                                                                                         --                100,000

Note payable to an investor, dated July 29, 1999, bearing interest at 16% per annum, due upon demand with an option to renew monthly with payment of interest, monthly commitment fee of $2,000. Beginning in September, 1999 two-year warrants issued upon each renewal for 10,000 shares of the Company's common stock at
$0.01 per share, paid January 2000.                                                            --                100,000

Note payable to a former employee, dated March 3, 1998, bearing interest at 14%,
payable in monthly installments of $1,000, due December 10, 2003.                          30,561                 36,165

Note payable to a third party, as settlement of suit, dated October 28, 1998, payable in monthly installments of $2,000 with a final maturity of October 1,
2000.                                                                                          --                 20,000

Note payable to a consultant for services, dated October 1, 1999, bearing interest at 16% per annum, due and paid January 31, 2000. The note holder was issued a two-year warrant to purchase 6,150 shares of common stock at $0.01 per
share.                                                                                         --                 61,503

                                                                                      -----------           ------------
             Total  outstanding, net of unamortized discounts                           3,842,197                981,916
             Less current portion                                                         (70,036)              (953,151)
                                                                                      -----------           ------------
             Long-term portion                                                        $ 3,772,161           $     28,765
                                                                                      ===========           ============

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 3. NOTES PAYABLE (CONTINUED)

On January 25, 2000, the Company closed the first stage of a three-stage private financing of the Company by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors"). Since January 25, 2000, each of the Investors has had a representative on the Company's Board of Directors.

The Investors entered into a Note and Warrant Purchase Agreement with the Company (the "Agreement") pursuant to which the Investors agreed to provide up to $3,750,000 of private financing to the Company, evidenced by convertible secured promissory notes of the Company. The Investors have provided the maximum amount of funding under the agreement, which aggregates $3,750,000.

The notes are convertible at any time, at the election of the Investors, into shares of the Company's common stock, on the basis of one share of common stock for each $.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest.

Effective June 1, 2000, the Agreement was modified to eliminate the Company's obligation to create a new series of convertible preferred stock. The notes have been modified to automatically convert into shares of common stock on the terms described above, upon the earlier of either:

o The closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more transactions in which the Company receives aggregate proceeds of at least $5,000,000; or

o The first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock has been in excess of $1.25, such 90 day period to begin after June 1, 2000.

Notwithstanding those events, automatic conversion of the notes shall not occur prior to the effective date of a registration statement for the underlying shares of the Company's common stock filed by the Company in accordance with a registration rights agreement between the Company and the Investors.

At the initial closing, the Company issued to the Investors warrants to purchase up to an aggregate of 2,000,000 shares of common stock. On March 31, 2000, the second $1,250,000 was funded by the Investors and the Company issued to the Investors additional warrants to purchase up to 2,000,000 shares of common stock. On May 1, 2000, the final $1,250,000 was funded by the Investors and the Company issued to the Investors additional warrants to purchase up to 2,000,000 shares of common stock. All of such warrants are exercisable for a period of 5 years from the date of issuance and have an exercise price of $0.20 per share. The notes and the associated warrants contain conversion features considered to be "beneficial" because the conversion prices were below the market price of the common stock at the date of issuance. As a result, the Company recorded $2,500,000 of interest expense during the quarter ended March 31, 2000 in accordance with Emerging Issues Task Force Pronouncement Number 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." In May 2000, the Company recorded an additional $1,250,000 of interest expense related to the notes and associated warrants issued upon receipt of the third and final stage of this financing.

In connection with this private financing, the Investors, the Company and certain shareholders executed a Shareholders' Agreement which requires approval of at least 70% of the Company's Board of Directors for any of the following corporate actions:

1) permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to the fully diluted common stock equivalent position of the Company as of January 25, 2000;

2) disposing of all or substantially all of the properties or assets of the Company;

3) merging where such transaction involves greater than 20% of the Company's market capitalization;

4)   voluntarily dissolving, liquidating or partially liquidating the Company;

5)   incurring additional debt in excess of $250,000;

6)   incurring any single capital expenditure in excess of $150,000;

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 3. NOTES PAYABLE (CONTINUED)

7) declaring or paying any dividend with respect to any capital stock of the Company;

8)   purchasing any capital stock of the Company;

9) amending the employment contracts or making material changes to the compensation or severance amounts of certain officers of the Company;

10) amending, altering or repealing the Company's Certificate of Incorporation or Bylaws; or

11)  entering into contracts with any affiliate of the Company.

Additionally, the Shareholders' Agreement restricts transfers of the Company's common stock and provides the Investors with a right of first refusal for private transfers of shares of the Company's common stock.

During the nine months ended September 30, 2000 and 1999, loan origination fees of $ 0 and $600, respectively, were paid to directors and officers of the Company who granted loans to the Company.

NOTE 4. CAPITAL STOCK, WARRANTS AND OPTIONS

CAPITAL STRUCTURE

The Company is authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which approximately 90,752,878 and 78,660,189 shares were issued, inclusive of treasury stock, at September 30, 2000 and December 31, 1999, respectively. As discussed below, the Company reincorporated in Delaware in August, 2000 and, in connection with the reincorporation, established a par value of $0.001 per common share. Accordingly, the Board of Directors authorized the stated capital of the Company to be adjusted to reflect this new par value, with a corresponding adjustment to additional paid-in capital.

On June 23, 2000, the Company held its Annual Stockholders' Meeting, at which the stockholders approved reincorporation in Delaware and the creation of blank check preferred stock. The reincorporation was completed in August, 2000. As a result, the Company's Board of Directors is now authorized to issue up to 50,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion without further stockholder approval. The preferred stock authorized under the Company's previous Florida Articles of Incorporation, none of which was outstanding at the time of reincorporation, was cancelled at the time of reincorporation.

ISSUANCES OF COMMON STOCK

PRIVATE PLACEMENTS

During the first quarter of 2000, the Company completed private placements of 2,451,000 shares of unregistered common stock at a price of $0.125 per share and issued two-year warrants to purchase a total of 490,200 unregistered shares of common stock at $0.20 per share, yielding proceeds of $306,375. Both the unregistered common shares sold and the shares issuable upon exercise of the warrants contain piggyback registration rights. As of September 30, 2000, warrants to purchase 438,200 shares of common stock of the original 490,200 remain unexcercised.

EXERCISE OF OPTIONS AND WARRANTS

During the first three quarters of 2000, the Company issued 9,641,689 shares of common stock upon exercise of options and warrants yielding proceeds of $ 1,821,897.

STOCK OPTIONS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In January 2000, the Company's Board of Directors approved, subject to the stockholders' approval, the MigraTEC, Inc. Long-Term Incentive Plan ("the 2000 Plan"), which provides for the issuance of up to 7,000,000 shares of the Company's common stock in the form of stock options, dividend equivalent rights or restricted share awards to Company directors, officers, employees and consultants. The 2000 Plan was approved at the Company's Annual Stockholders' Meeting held June 23, 2000.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 4. CAPITAL STOCK, WARRANTS AND OPTIONS (CONTINUED)


As of September 30, 2000, certain directors, officers and employees have been granted options to purchase common stock of the Company pursuant to the 2000 Plan. The terms of such grants are summarized below:




                                                                                     OPTION PRICE
                                                                                 ----------------------
                                                                NUMBER OF        WEIGHTED
                             RANGE OF EXERCISE PRICES       UNDERLYING SHARES     AVERAGE         TOTAL
                             ------------------------       -----------------    --------         -----

                            Granted at market value
                                 Officers and Directors
                                  $0.75 to $1.375                1,550,000        $  0.911     $ 1,412,500
                                 Employees
                                  $0.74 to $2.87                 1,120,708           1.177       1,319,193
                            Granted below market value
                                 Officers and Directors
                                  $0.20 to $0.75                 3,500,000           0.294       1,030,000
                                 Employees
                                    $0.75                          240,000            0.75         180,000
                                                            --------------       ---------     -----------
                                                                 6,410,708       $   0.615     $ 3,941,693
                                                            ==============       =========     ===========



The Company recorded deferred stock compensation of $2,855,000 for the difference between the exercise price and the market value of the Company's common stock underlying certain options granted. This amount is being amortized over the vesting period of the individual options, which vesting periods vary from immediate to three years. Stock compensation expense charged to income was $909,584 for the nine month period ended September 30, 2000.

TOTAL OPTIONS AND WARRANTS OUTSTANDING

At September 30, 2000, the Company had options and warrants outstanding for the purchase of common shares as follows:




                      Warrants                                               8,941,008
                      Stock Options:
                        Non-employees                                        4,870,281
                        Directors, Officers and Employees                   12,197,974
                                                                         -------------
                      TOTAL                                                 26,009,263
                                                                         =============



In August 1999, the Company entered into a Stock Option Agreement with EAI Partners, Inc. ("EAI") which required the Company to file a registration statement covering shares underlying the options no later than August 31, 2000. On August 31, 2000, the Company filed the required registration statement.

NOTE 5. RELATED PARTY TRANSACTIONS

In January and February 1998, the Company received an aggregate of $254,000 from the issuance of short-term notes to three directors of the Company. The notes had interest rates ranging from 10% to 12% and were convertible into the Company's common stock at $0.20 per share. Warrants to purchase 175,000 shares of the Company's common stock at prices ranging from $0.01 to $0.20 per share were issued to these directors in connection with the notes. During March 1998, $200,000 of the principal of these notes was converted into 1,000,000 shares of common stock. Accrued interest and the balance of the notes was paid in April 1998. In March 1999, the Company issued 75,000 shares of its common stock to two directors as a result of exercise of these warrants. In January 2000, 100,000 shares of common stock were issued upon the exercise of the remaining warrants.

Effective March 25, 1998, the Company entered into an agreement with its former principal executive officer, Mr. Richard Dews, in settlement of certain claims made against the Company by Mr. Dews totaling approximately $640,000. Pursuant to the agreement, (1) the Company acquired from Mr. Dews 9,400,000 shares of its common stock for $740,000, (2) the Company agreed to file a registration statement or take other appropriate steps to allow free trading of the remaining shares owned by Mr. Dews, (3) the Company issued to Mr. Dews a transferable warrant to purchase up to 600,000 shares of the Company's common stock at $0.25 per share, (4) the Company paid Mr. Dews $60,000 in full satisfaction, including principal and accrued interest, of amounts he previously loaned to the Company,
(5) the Company

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 5. RELATED PARTY TRANSACTIONS (CONTINUED)

released Mr. Dews from all claims arising from or relating to his employment or the promissory note from the Company to Mr. Dews, (6) Mr. Dews released the Company from all claims, estimated by Mr. Dews to total approximately $640,000, arising from or relating to his employment or the promissory note from the Company to Mr. Dews, including back wages relating to accrued but unused vacation pay, and (7) pursuant to a promissory note dated March 25, 1998, without stated interest, the Company agreed to pay to Marilyn Johnson the amount of $68,250 in installments of $1,000 for 68 months on the tenth of each month beginning April 10, 1998, with the final payment of $250 being due on December 10, 2003. Attorney fees paid by the Company in negotiating the settlement with Mr. Dews were comprised of (1) the transfer of 390,454 shares of the Company's common stock and (2) $210,523 in cash. One-half of the attorney fees related to this settlement were paid to a director of the Company as compensation for his legal services to the Company. In the first quarter of 2000, Mr. Dews exercised his warrant and was issued 600,000 shares of the Company's common stock.

In July 1998, three directors of the Company were issued warrants to purchase 1,683,250 shares of the Company's common stock at an exercise price of $0.20 per share, with an expiration date of July 1, 2001. These warrants were issued as compensation for services related to the Company's private stock offerings in 1998. In February 2000 and May 2000, the Company issued 1,000,000 and 300,000 shares, respectively, of its common stock pursuant to the exercise of these warrants.

In 1998, pursuant to a private placement, a director purchased 600,000 shares of the Company's common stock at $0.20 per share and was issued a warrant to purchase 100,000 shares of common stock at $0.10 per share, exercisable until September 2001. As of September 30, 2000, this warrant has not been exercised as to any shares of common stock.

A director was paid $0 and $300 in 2000 and 1999, respectively, as compensation for legal services to the Company. During the nine months ended September 30, 2000, four directors of the Company have earned an aggregate of $60,000 as compensation for serving as directors. No fees were paid or payable to directors in 1999.

NOTE 6. COMMITMENTS

On April 12, 2000, the Company executed a non-cancelable operating lease for its office facility for a term of 39 months beginning May 1, 2000. The lease provides for a monthly base rent of $14,982 with three months of free rent, with the first rental payment due August 1, 2000. The following is a summary of the base rents for the next five years:




                       YEAR            AMOUNT
                       ----            ------
                          2000           $   44,946
                          2001              179,784
                          2002              179,784
                          2003              104,874
                          2004                   --
                    Thereafter                   --
                                         ----------
                                         $  509,388
                                         ==========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Delaware General Corporation Law

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Certificate of Incorporation


         The Certificate of Incorporation of MigraTEC, a copy of which is filed as Exhibit 3.1 to the Registration Statement, provides that a director of MigraTEC shall not be liable to MigraTEC or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves
(i) a breach of the director's duty of loyalty to MigraTEC or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful dividend payments or stock purchases or redemptions or (iv) for a transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides MigraTEC will indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

         The Bylaws of MigraTEC, a copy of which is filed as Exhibit 3.2 to the Registration Statement, provide that MigraTEC shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that such person, or such person's testator or intestate is or was a director or officer of MigraTEC or of any other corporation of any type or kind, domestic or foreign, which such person served in any capacity at the request of MigraTEC. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at such person's request be paid by MigraTEC in advance of the final disposition of such action or proceeding.


Indemnification Agreements

         MigraTEC has entered into indemnification agreements pursuant to which it will indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The indemnification agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

Insurance

         MigraTEC has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of MigraTEC, including liabilities arising under the Securities Act.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than the underwriting discount. All amounts are estimated except the Commission registration fee.



SEC registration fee..........................................$18,119.22
Blue Sky fees and expenses....................................    -0-
Accounting Fees and expenses.................................. 22,000.00
Printing and engraving expenses...............................    -0-
Legal fees and expenses....................................... 25,000.00
Registrar and transfer agent's fees...........................    -0-
Miscellaneous fees and expenses............................... 25,000.00
                                                              ----------
    Total.....................................................$90,119.22


Item 26.  Recent Sales of Unregistered Securities

         During the year ended December 31, 1999, MigraTEC sold its unregistered securities in the transactions described below. Unless stated otherwise below, for each such transaction, exemption from registration of the sale of these securities under the applicable federal and state securities laws is claimed by MigraTEC under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and under comparable limited offering exemptions under state securities laws, as a transaction by an issuer which does not involve a public offering.

         During the first quarter of 1999, MigraTEC issued an aggregate of 1,843,000 shares of its common stock to fourteen investors at a price of $0.125 per share. In connection with this investment, such investors were issued two-year warrants to purchase an aggregate of 368,600 shares of MigraTEC's common stock at a price of $0.20 per share.

         Effective January 29, 1999, MigraTEC entered into a short-term loan agreement with an individual for $30,000 at an interest rate of 16% per annum. In connection with this loan, MigraTEC issued a two-year warrant to purchase 3,000 shares of its common stock at $0.01 per share. This loan, including fees and accrued interest, was paid in full on March 15, 1999, and the warrant was exercised effective February 8, 1999.

         Effective February 8, 1999, MigraTEC issued an aggregate of 33,000 shares of its common stock to two investors, as a result of the exercise of warrants to purchase shares at $0.01 per share, and an aggregate of 50,000 shares of its common stock to an individual investor upon exercise of warrants previously granted to purchase shares at $0.10 per share.

         Pursuant to certain short-term loans made to MigraTEC by nine investors during the first quarter of 1999, the Company issued warrants to purchase an aggregate of 635,000 shares of its common stock at an exercise price of $0.01 per share, fully vested at the date of grant. All of these warrants were exercised prior to March 31, 1999.

         During the first quarter of 1999, MigraTEC issued to a former employee 332 shares of its common stock representing the Company's 50% matching of shares previously purchased by the employee pursuant to the terms of the 1996 Employee Stock Purchase Plan.

         On March 30 and 31, 1999, MigraTEC issued an aggregate of 112,500 shares of its common stock to four investors as a result of the exercise of warrants to purchase shares at $0.20 per share.

         During the second quarter of 1999, MigraTEC issued an aggregate of 3,687,000 shares of its common stock to three investors at a price of $0.125 per share. In connection with this investment, such investors were issued two-year warrants to purchase an aggregate of 737,500 shares of MigraTEC's common stock at a price of $0.20 per share.

         During April and May of 1999, MigraTEC issued an aggregate of 200,000 shares of its common stock to two consultants upon exercise of warrants previously granted to purchase shares at $0.12 per share.

         During the third quarter of 1999, MigraTEC issued an aggregate of 4,174,000 shares of its common stock to twenty-seven investors at a price of $0.125 per share. In connection with this investment, such investors were issued two-year warrants to purchase an aggregate of 834,800 shares of MigraTEC's common stock at a price of $0.20 per share.

         Effective July 1, 1999, MigraTEC issued to a former employee 348 shares of its common stock representing its 50% matching of shares previously purchased by the employee pursuant to the terms of MigraTEC's 1996 Employee Stock Purchase Plan.

         On July 1, 1999, MigraTEC was unable to meet its obligation to repay senior secured promissory notes in the principal amount of $1,112,500 plus accrued interest. Pursuant to a settlement agreement with the holders of such notes, MigraTEC reduced the exercise price of warrants to purchase an aggregate of 3,178,591 shares of its common stock issued in connection with the notes from $0.35 to $0.20 per share. MigraTEC also agreed to convert the principal amount of the notes plus any accrued interest into shares of its common stock at per share prices of (i) $0.125 through November 30, 1999, (ii) $0.20 from December 1, 1999, through February 29, 2000, and (iii) $0.35 from March 1, 2000, through May 31, 2000. As of March 31, 2000, MigraTEC has issued 9,059,605 shares of its common stock to the senior secured note holders, who have converted notes in the principal amount of $1,112,500 plus accrued interest of $19,949.

         Effective July 1, 1999, pursuant to a two-year service agreement between MigraTEC and a consultant, MigraTEC issued to the consultant a warrant to purchase up to an aggregate of 180,000 shares of its common stock at $0.20 per share. The warrant vested at a rate of 7,500 shares per month beginning July 1, 1999. The agreement was terminated effective February 29, 2000, at which point 60,000 shares were vested under the agreement and exercisable through February 28, 2002.

         Effective July 29, 1999, pursuant to a short-term loan made to MigraTEC by one investor, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share, fully vested and immediately exercisable upon the date of grant. Effective September 1, 1999, pursuant to an agreement to extend the due date of the loan, MigraTEC agreed to issue a two-year warrant to purchase up to an aggregate of 10,000 additional shares of its common stock at $0.01 per share upon each monthly renewal, fully vested and immediately exercisable upon the date of grant. In connection with this agreement, on December 29, 1999, MigraTEC issued 50,000 shares of its common stock pursuant to the exercise of warrants to purchase up to an aggregate of 50,000 shares of common stock at $0.01 per share. The loan was repaid in January 2000.

         Effective August 1, 1999, pursuant to a marketing services agreement between MigraTEC and a consultant, MigraTEC issued to the consultant a two-year warrant to purchase up to an aggregate of 25,000 shares of its common stock at $0.20 per share, fully vested and immediately exercisable upon the date of grant.

         Effective August 9, 1999 and August 31, 1999, MigraTEC issued to one investor an aggregate of 1,333,333 shares of its common stock at $0.075 per share, pursuant to a stock option agreement which grants an option to purchase up to an aggregate of 5,903,614 shares of its common stock. The remaining 4,570,281 shares exercisable under the option may be purchased as follows: (1) 570,281 shares may be purchased at $0.075 per share, and such option expires 30 days after registration of the shares, (2) 2,000,000 shares may be purchased at the greater of (i) $0.20 or (ii) 50% of the previous five-day average closing bid price per share, and such option expires six months after registration of the shares, and (3) 2,000,000 shares may be purchased at the greater of (i) $0.20 or (ii) 50% of the previous five-day average closing bid price per share, and such option expires 12 months after registration of the shares. The agreement requires MigraTEC to file a shelf registration statement with the Securities and Exchange Commission no later than August 31, 2000, in order to register the 5,903,614 shares underlying the option. In the event MigraTEC fails to file the registration statement by August 31, 2000, the investors will be entitled to purchase an additional 600,000 shares of MigraTEC's common stock at the greater of (i) $0.50 or (ii) 50% of the previous five-day average closing bid price per share, and such option shall be fully vested and exercisable from September 1, 2000, through August 31, 2001.

         Effective September 8, 1999, pursuant to a consulting services agreement and short-term loan made to MigraTEC by an individual, MigraTEC issued 20,000 shares of its common stock upon exercise of a compensatory warrant issued on August 31, 1999, to purchase shares at $0.01 per share.

         During the fourth quarter of 1999, MigraTEC issued 1,975,000 shares of its common stock to seven investors at a price of $0.125 per share. Such investors received two-year warrants to purchase an aggregate of 395,000 shares of common stock at a price of $0.20 per share.

         On October 1, 1999, pursuant to a four-month loan made to MigraTEC by a consultant, MigraTEC issued a two-year warrant to purchase up to an aggregate of 6,150 shares of its common stock at $0.01 per share.

         Effective October 13, 1999, MigraTEC issued 200,000 shares of its common stock to one investor upon the exercise of an outstanding warrant to purchase shares at $0.01 per share.

         Effective October 13, 1999, MigraTEC issued 704,878 shares of its common stock to a consultant at a reduced exercise price of $0.125 per share upon the exercise of outstanding warrants to purchase shares at prices which originally ranged from $0.40 to $0.25625 per share.

         Effective October 31, 1999, pursuant to an agreement with an investor to modify and extend the payment terms of an existing debt owed by the Company, MigraTEC issued a two-year warrant to purchase up to an aggregate of 100,000 shares of its common stock at $0.01 per share and a two-year warrant to purchase up to an aggregate of 100,000 shares of its common stock at $0.20 per share.

         On December 13, 1999, pursuant to a short-term loan made to MigraTEC by an investor, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share. MigraTEC issued 10,000 shares of its common stock to the investor on December 29, 1999 pursuant to the exercise of the warrant at a price of $0.01 per share.

         On December 31, 1999, pursuant to a consulting services agreement, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share to an individual consultant.

         On December 31, 1999, MigraTEC issued a two-year compensatory warrant to purchase up to an aggregate of 3,500 shares of its common stock at $0.01 per share to an individual pursuant to a short-term loan and services agreement.

         During the first quarter of 2000, MigraTEC issued 2,451,000 shares of its common stock at a price of $0.125 per share and two-year warrants to purchase a total of 490,200 shares of common stock at $0.20 per share.

Item 27. Exhibits


EXHIBIT NUMBER                DESCRIPTION OF DOCUMENT


    3.1                  Certificate of Incorporation

    3.2                  Bylaws

    4.1                  Form of Common Stock Certificate(3)

    5.1                  Opinion of Winstead Sechrest & Minick P.C. (3)


    10.1 Employment Agreement between the Company and W. Curtis Overstreet dated April 10, 1997(1)

    10.2                 Employment Agreement between the Company and Joseph B.
                         Meredith dated June 1, 1997(1)

    10.3                 Employment Agreement between the Company and Rick J.
                         Johnson dated July 1, 1997(1)

    10.4 Agreement between the Company and Electronic Data Systems Corporation dated as of September 1, 1998(1)


    10.5 Stock Option Agreement between MigraTEC, Inc. and EAI Partners, Inc., dated as of August 6, 1999(3)

    10.6 MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated(4)

    10.7 Form of Stock Option Agreement pursuant to the MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated(4)

    10.8                 Form of Non-Qualified Stock Option Agreement(3)

    10.9                 Warrant Agreement between MigraTEC, Inc. and M.T.
                         Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January 25, 2000(2)

    10.10                Form of Warrant to M.T. Partners, L.P. and Mercury Fund
                         No. 1, Ltd. (2)

    10.11 $1,975,000 Convertible Secured Promissory Note by MigraTEC, Inc. to M.T. Partners, L.P., dated as of January 25, 2000(2)

    10.12 $1,775,000 Convertible Secured Promissory Note by MigraTEC, dated as of January 25, 2000(2)

    10.13                Security Agreement between MigraTEC, Inc. and M.T.
                         Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January 25, 2000(2)

    10.14 Shareholders Agreement between MigraTEC, Inc. and certain shareholders, dated as of January 25, 2000(2)

    10.15                Registration Rights Agreement between MigraTEC, Inc.
                         and certain shareholders, dated as of January 25, 2000(2)

    10.16 Form of Director Indemnification Agreement between MigraTEC, Inc. and Kevin C. Howe and Drew R. Johnson, dated as of January 25, 2000(2)

    10.17 Office Lease Agreement between MigraTEC, Inc. and Charter Crown Plaza Partners, L.P., dated as of April 12, 2000.(2)


    11.1                 Statement re: Computations of Net Loss per Share(2)

    21.1                 Subsidiary of MigraTEC, Inc. (2)


    23.1                 Consent of King Griffin & Adamson P.C.


    23.2                 Consent of Ernst & Young LLP (3)


    23.3                 Consent of Winstead Sechrest & Minick P.C. (included in
                         Exhibit 5.1) (3)


    27.1                 Financial Data Schedule(3)

----------

(1) Incorporated by reference from Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093.


(2) Incorporated by reference from Form 10-KSB filed by MigraTEC on April 14, 2000, for the year ended December 31, 1999.


(3)    Filed with this Amendment No. 1.

(4) Incorporated by reference from Form S-8 filed by MigraTEC on November 6, 2000, File No. 333-49398.

Item 28.  Undertakings

Rule 415

MigraTEC will:

       (1) File, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

           (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Commission Policy on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MigraTEC pursuant to the foregoing provisions, or otherwise, MigraTEC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MigraTEC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on November 13, 2000.

                                       MIGRATEC, INC.


                                       By: /s/ T. ULRICH BRECHBUHL
                                           -------------------------------------
                                           T. Ulrich Brechbuhl
                                           President and Chief Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                       TITLE                                     DATE
---------                                       -----                                     ----
/s/ KEVIN C. HOWE                               Director, Chairman of the Board           November 13, 2000
-------------------------------
Kevin C. Howe

/s/ W. CURTIS OVERSTREET                        Director and Chief                        November 13, 2000
-------------------------------                 Executive Officer (Principal
W. Curtis Overstreet                            Executive Officer)


/s/T. ULRICH BRECHBUHL                          President, Chief Financial                November 13, 2000
-------------------------------                 Officer and Secretary
T. Ulrich Brechbuhl                             (Principal Accounting Officer)

                                                Director                                  November __, 2000
-------------------------------
Richard A. Gray, Jr.

/s/ DREW R. JOHNSON                             Director                                  November 13, 2000
-------------------------------
Drew R. Johnson

                                                Director                                  November __, 2000
-------------------------------
Deane C. Watson, Jr.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
  3.1             Certificate of Incorporation

  3.2             Bylaws

  4.1             Form of Common Stock Certificate(3)

  5.1             Opinion of Winstead Sechrest & Minick P.C. (3)

  10.1            Employment Agreement between the Company and W. Curtis
                  Overstreet dated April 10, 1997(1)

  10.2            Employment Agreement between the Company and Joseph B.
                  Meredith dated June 1, 1997(1)

  10.3 Employment Agreement between the Company and Rick J. Johnson dated July 1, 1997(1)

  10.4            Agreement between the Company and Electronic Data Systems
                  Corporation dated as of September 1, 1998(1)

  10.5            Stock Option Agreement between MigraTEC, Inc. and EAI
                  Partners, Inc., dated as of August 6, 1999(3)

  10.6 MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated(4)

  10.7            Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
                  Long-Term Incentive Plan, as amended and restated(4)

  10.8            Form of Non-Qualified Stock Option Agreement(3)

  10.9            Warrant Agreement between MigraTEC, Inc. and M.T. Partners,
                  L.P. and Mercury Fund No. 1, Ltd., dated as of January 25,
                  2000(2)

  10.10           Form of Warrant to M.T. Partners, L.P. and Mercury Fund No. 1,
                  Ltd. (2)

  10.11           $1,975,000 Convertible Secured Promissory Note by MigraTEC,
                  Inc. to M.T. Partners, L.P., dated as of January 25, 2000(2)

  10.12 $1,775,000 Convertible Secured Promissory Note by MigraTEC, dated as of January 25, 2000(2)

  10.13           Security Agreement between MigraTEC, Inc. and M.T. Partners,
                  L.P. and Mercury Fund No. 1, Ltd., dated as of January 25,
                  2000(2)

  10.14 Shareholders Agreement between MigraTEC, Inc. and certain shareholders, dated as of January 25, 2000(2)

  10.15 Registration Rights Agreement between MigraTEC, Inc. and certain shareholders, dated as of January 25, 2000(2)



EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
  10.16           Form of Director Indemnification Agreement between MigraTEC,
                  Inc. and Kevin C. Howe and Drew R. Johnson, dated as of
                  January 25, 2000(2)

  10.17           Office Lease Agreement between MigraTEC, Inc. and Charter
                  Crown Plaza Partners, L.P., dated as of April 12, 2000.(2)

  11.1            Statement re: Computations of Net Loss per Share(2)

  21.1            Subsidiary of MigraTEC, Inc. (2)

  23.1            Consent of King Griffin & Adamson P.C.

  23.2            Consent of Ernst & Young LLP (3)

  23.3            Consent of Winstead Sechrest & Minick P.C. (included in
                  Exhibit 5.1) (3)

  27.1            Financial Data Schedule(3)

----------

(1) Incorporated by reference from Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093.

(2) Incorporated by reference from Form 10-KSB filed by MigraTEC on April 14, 2000, for the year ended December 31, 1999.


(3)    Filed with this Amendment No. 1.

(4) Incorporated by reference from Form S-8 filed by MigraTEC on November 6, 2000, File No. 333-49398.